U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                LitFunding Corp.
                                ----------------
             (Exact name of registrant as specified in its charter)

Nevada                             8111                              93-1221399
------                             ----                              ----------

(State or other          (Primary Standard Industrial          (I.R.S. Employer
jurisdiction of           Classification Code Number)        Identification No.)
incorporation or
organization)

3760 Pecos McLeod Drive, Suite 14, Las Vegas, Nevada                     89121
-----------------------------------------------------                    -----
(Address of registrant's principal executive offices)                 (Zip Code)


                                  (702)317-1610
                                  -------------
              (Registrant's Telephone Number, Including Area Code)

                                 Deron M. Colby
                      Abrams Garfinkel Margolis Bergson LLP
                          4100 Newport Place, Suite 830
                         Newport Beach, California 92660
                      949.250.8655 / Facsimile 949.250.8656
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
====================================== ======================== ==================== ======================= ===============
         Title of each class                   Amount            Proposed maximum       Proposed maximum       Amount of
            of securities                       to be             offering price           aggregate          registration
          to be registered                   registered              per share           offering price           fee
-------------------------------------- ------------------------ -------------------- ----------------------- ---------------
Common Stock, $.001 par value                 4,000,000                $0.41             $1,640,000.00          $193.03
====================================== ======================== ==================== ======================= ===============
(1) Estimated solely for the purpose of estimating the registration fee pursuant to Rule 457(c) promulgated pursuant to the Securities Act of 1933, on the basis of the average of the bid and ask price of the Registrant's Common Stock as reported on the Over the Counter Bulletin Board on December 27, 2004.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                             Preliminary Prospectus
                     LitFunding Corp., a Nevada corporation

                        4,000,000 Shares of Common Stock

This prospectus relates to 4,000,000 shares of our common stock being offered as a direct public offering. The purchase price is $0.30 per share. No underwriter is involved in the offering and distribution of the shares. We are offering the shares without any underwriting discounts or commissions. Our president, Morton Reed, will offer and sell the shares on our behalf. If all of the shares offered are purchased, the proceeds to us will be $1,640,000. There is no minimum amount required to be raised in this offering. Subscriptions for shares of our common stock are irrevocable once made, and funds will only be returned upon rejection of the subscription.

This offering is being made in reliance on Rule 415. This offering will terminate two years following the effective date of this registration statement, and will not be extended. The actual termination date will be two years after the date that this registration date is declared effective.

-------------------- ------------------- -------------------- ----------------
Title of securities   Number of offered    Offering price        Proceeds
   to be offered           shares             per share
-------------------- ------------------- -------------------- ----------------
  Common Stock(1)         4,000,000             $0.41           $1,640,000
-------------------- ------------------- -------------------- ----------------

Our common stock is currently listed on the Over The Counter Bulletin Board. Our trading symbol is "LFDG".

  SEE "RISK FACTORS" ON PAGES 5 THROUGH 8 FOR FACTORS TO BE CONSIDERED BEFORE
                     PURCHASING SHARES OF OUR COMMON STOCK.
                     --------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.


         The date of this prospectus is December 30, 2004.Subject to completion.

                       TABLE OF CONTENTS

Prospectus Summary ............................................................4
Risk Factors...................................................................5
Forward Looking Statements....................................................12
Use of Proceeds...............................................................12
Determination of Offering Price...............................................12
Plan of Distribution..........................................................12
Legal Proceedings.............................................................12
Directors, Executive Officers, Promoters and Control Persons..................12
Security Ownership of Certain Beneficial Owners and Management................14
Description of Securities.....................................................14
Interest of Named Experts and Counsel.........................................17
Disclosure of Commission Position on Indemnification for
Securities Act Liabilities....................................................17
Organization Within Last Five Years...........................................18
Description of Business.......................................................18
Management's Discussion and Analysis of Financial Condition
and Results of Operations.....................................................24
Description of Property.......................................................26
Certain Relationships and Related Transactions................................26
Market for Common Equity and Related Stockholder Matters......................27
Executive Compensation .......................................................28
Financial Statements..........................................................29
Changes in and Disagreements with Accountants on Accounting
and Financial Disclosure......................................................29
Legal Matters.................................................................29
Experts.......................................................................29
Additional Information........................................................30
Indemnification of Directors and Officers.....................................30
Other Expenses of Issuance and Distribution...................................30
Recent Sales of Unregistered Securities.......................................30
Exhibits......................................................................31
Undertakings..................................................................32
Signatures....................................................................33

OUTSIDE BACK COVER PAGE

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

OUR BUSINESS:                          We were incorporated in Nevada on July
                                       11, 1996 as RP Entertainment, Inc., but
                                       changed our name to LitFunding Corp. in
                                       February 2003 as the result of a reverse merger. Our executive offices are located at 3760 Pecos McLeod Drive, Las Vegas,
                                       Nevada, 89121 and our telephone number is
                                       (702)317-1610. Our e-mail address is:
                                       info@litfunding.com.

                                       We serve as a public holding company for our privately-held wholly owned subsidiaries, California LitFunding, which is the entity through which the majority of our operations have been conducted and a new subsidiary LitFunding USA formed March 22, 2004 which will conduct operations beginning in 2005. Currently, California LitFunding owns substantially all of our operating assets, employs all of our personnel, and pays the obligations of both corporations. LitFunding USA has itself formed and become the managing member of four wholly owned Limited Liability Companies, LFC 100 LLC, LFC 101 LLC, LFC 102 LLC and LFC 103 whose purpose is investing in litigation recoveries by advancing capital to various law firms.

                                       California Litfunding, our wholly-owned
                                       operational subsidiary, which we acquired by reverse merger in 2003, began investing in litigation recoveries in 2000. We generate revenues by raising capital and advancing this capital to various law firms pursuant to various settlement agreements. These settlement agreements provide that the funds advanced shall be repaid to us, along with a fee, when the lawsuits referenced in the agreement ultimately settle. The exact amount of the fee payable on the funds advanced depends upon the length of time the fund are outstanding, up to a fixed limit. Pursuant to the terms of these settlement agreements, California Litfunding's contractual right to payment is limited to the funds ultimately paid to the law firm from the specified lawsuit, or lawsuits, in which the funds are invested or expended.

SUMMARY FINANCIAL                      The summary financial information set
INFORMATION:                           forth below is derived from the more
                                       detailed financial statements appearing
                                       elsewhere in this Form SB-2. We have
                                       prepared our financial statements
                                       contained in this Form SB-2 in accordance with accounting principles generally accepted in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this Form SB-2.


INCOME STATEMENT        FOR THE NINE MONTHS ENDED         FOR THE YEAR ENDED
                           SEPTEMBER 30, 2004              DECEMBER 31, 2003
                               (UNAUDITED)                     (AUDITED)
                                   $                              $

Net Revenue                      2,099,484                    1,535,613
Loss from Operations             (888,694)                  (4,105,923)
Net Loss                        (4,283,467)                  (8,197,244)
Net Loss Per Share                (0.45)                       (0.92)



BALANCE SHEET              SEPTEMBER 30, 2004                DECEMBER 31, 2003
                               (UNAUDITED)                       (AUDITED)
                                   $                                 $

Total Assets                  $10,402,376                      10,617,898
Total Liabilities              29,691,519                      25,703,893
Stockholders' Deficit         (19,289,143)                    (15,085,995)

NUMBER OF SHARES BEING OFFERED:        We intend to sell a maximum of 4,000,000
                                       shares of our common stock being
                                       registered pursuant to this prospectus.
                                       This offering will terminate two years
                                       after the effective date of this
                                       registration statement.

NUMBER OF SHARES OUTSTANDING:          As of December 27, 2004, there were
                                       11,220,063 shares of our $0.001 par value common stock issued and outstanding.

                                       We have no shares of preferred stock
                                       outstanding; however, we have convertible debentures representing 200,000 shares of common stock outstanding and 250,000 warrants and 2,342,500 options issued and outstanding.

ESTIMATED USE OF PROCEEDS:             We will receive $1,640,000 if all of
                                       the offered shares are sold. We intend to use any proceeds from such sale for working capital


                                  RISK FACTORS
                                  ------------

An investment in us involves various risks relating to our operations, certain matters related to the administration of our operations to date and the risks of the "litigation funding" industry itself. Investment in us is therefore suitable only for persons with the financial capability of continuing to have and hold long-term investments who are able to tolerate the entire loss of his, her or its investment in us. Potential Investors should consider the following factors, among others, before making a decision to invest in LitFunding Corp.

RISKS RELATED TO OUR BUSINESS:

WE ARE NOT CURRENTLY PROFITABLE AND MAY NEVER BECOME PROFITABLE.

We have a history of losses and expect to incur substantial losses and negative operating cash flow for the foreseeable future, and we may never achieve or maintain profitability. From our inception to December 31, 2003, we have suffered cumulative net losses of $18,701,306. We may continue to incur substantial losses for the foreseeable future and may never become profitable. We also expect to continue to incur significant operating and capital expenditures and anticipate that our expenses will increase substantially in the foreseeable future as we operate our business.

We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could reduce the value of our common stock and ultimately cause our business to fail.

SINCE SOME JURISDICTIONS DO NOT ALLOW LITIGATION FUNDING USING OUR BUSINESS MODEL, WEARE UNABLE TO OPERATE IN SOME STATES, WHICH LIMITS OUR ABLITY TO CONDUCT OPERATIONS AND GENERATE REVENUES.

Not all states permit the business operations that we conduct. Some jurisdictions do not allow maintaining, supporting, promoting or assisting another person, with money or otherwise, to prosecute a lawsuit. The practice is referred to as "maintenance." Similarly, the bargain between a stranger and a party to a lawsuit, by which the stranger funds a portion of the party's claim in consideration of receiving part of any judgment proceeds, may be deemed to be a form of "maintenance" and may not be permitted in some jurisdictions. Therefore, our ability to grow and expand our business may be limited to specific jurisdictions. An inability to expand beyond such jurisdictions may limit our ability to conduct our business and generate revenues.

OUR BUSINESS MODEL UTILIZING NON-RECOURSE ADVANCES MAY SUBJECT US TO LENDING REGULATIONS, WHICH COULD REDUCE OUR ABILITY TO GENERATE REVENUES, AND OUR BUSINESS COULD FAIL.

In our non-recourse program, we do not loan money or charge interest to plaintiffs, lawyers or law firms and there is no date certain for repayment. Instead, we invest in the recovery, up to a limited amount, based on the time of the investment. Accordingly, we believe that we are not subject to various laws and regulations that constrain lending activities. However, there can be no assurance that a court in some jurisdiction would not examine our operations and come to the conclusion that we were, in fact, lending money to plaintiffs. Such a conclusion would make us subject to the laws and regulations that govern lending activities. For example, the rate of return on our advances may exceed rates of returns permitted by law. There can be no assurance that courts in any or all of the jurisdictions in which we operate would not conclude that we are lending money to plaintiffs or their counsel. Such a conclusion could make our agreements with our clients voidable, subject us to fines or other sanctions, or otherwise negatively impact our business, prospects or results of operations.

WE HAVE NOT APPLIED FOR AND DO NOT OFFER FULL RECOURSE ADVANCES.

WE HAVE A LIMITED HISTORY OF UNDERWRITING EXPERIENCE IN OUR INDUSTRY WHICH MAY MAKE IT DIFFICULT FOR US TO ASSESS CASES ACCURATELY ENOUGH TO GENERATE NET PROFITS, WITHOUT WHICH OUR BUSINESS MAY ULTIMATELY FAIL.

We have a limited history of precedents upon which we may base our operations. While we believe that the time spent refining our underwriting procedures allows us to evaluate the plaintiffs and cases to whom we advance money and that it has achieved favorable results, we have a limited history in underwriting upon which we or investors in us may rely. We make comparisons to other claims and are compiling a sizable database to assist our underwriting procedures; however, there is no guarantee that we will successfully be able to assess the merit of the cases that we decide to fund, which, in turn, will affect whether we will be able to generate sufficient revenues to be profitable.

OUR LIMITED SALES EXPERIENCE MAY MAKE IT MORE DIFFICULT TO SUCCESSFULLY MARKET OUR SERVICES, EXPAND OUR OPERATIONS AND GENERATE REVENUES.

While we have experienced more demand for our services than we have been able to meet, the relatively short history of our operations limits our ability to be aggressive in our sales efforts with regard to both the nature of the service we provide and our ability to provide that service. Our sales efforts must educate our consumer base with regard to all aspects of our business. Unlike other financial services, our services are not well known in the general population, since promotion has been limited to litigation seminars and trade shows. There can be no assurance that we can educate and attract a sufficient number of law firms about the service we provide, and about our ability to provide such a service. There is also no assurance that we will be able to maintain full investment of our resources. A failure to educate and attract law firms may influence our sales efforts and harm our business, prospects and results of operations, and reduce our ability to operate profitably.

THE OUTCOME OF LITIGATION IS UNCERTAIN, MAKING IT DIFFICULT FOR US TO ASSESS WHICH CASES TO FUND; THEREFORE, THERE IS NO GUARANTEE THAT WE WILL CHOOSE CASES THAT WILL ENABLE US TO GENERATE PROFITS FROM OUR LITIGATION FUNDING AND INVESTMENT OPERATIONS.

Our business depends on litigation outcomes in the form of judgments rendered in connection with such outcomes and settlements of claims. Settlements are in turn dependent upon perceived probabilities of litigation outcomes and the attending judgments. Litigation entails a greater or lesser degree of uncertainty. Such uncertainties include uncertainty as to (1) the assessment of the credibility of witnesses, (2) the trier of fact's perception of counsel, (3) the assessment of fault and causation, (4) the legal nature of the claim, and (5) the amount of damages. Although we seek to weigh such uncertainties when it makes the underwriting decision, there can be no assurance that the outcome of any given litigated claim will be as predicted, whether or not the probabilities were correctly assessed. The vagaries of litigation may result in judgments for amounts less than we anticipated , settlements for amounts lower than we predicted, or failures to reach settlements, any of which outcomes would reduce our return on investment. Although we maintain reserves for losses on investments in cases which our management believes are adequate, such unfavorable outcomes would harm our business, prospects and results of our operations and reduce our ability to operate profitably.

TORT REFORM LEGISLATION COULD MAKE OUR BUSINESS MODEL OBSOLETE OR UNPROFITABLE TO CONTINUE OPERATING, CAUSING OUR BUSINESS TO FAIL.

In addition to the uncertainties inherent in litigation, tort reform could negatively impact our business. The legislatures in the jurisdictions where we operate may pass legislation that restricts the ability to sue. Such restrictions may eliminate claims that may be heard in court or change statutes of limitation or the periods of time plaintiffs have to make a claim. These or other restrictions on the right to sue may limit the market for our services and negatively impact our business, prospects and results of operations. Legislatures could also limit the amounts that could be recovered for specific claims. Such limitations, if enacted, could force us out of business or reduce our ability to operate using this business model.

THE LENGTHY AND UNPREDICTABLE COLLECTION CYCLE MAKES IT DIFFICULT TO ANTICIPATE OUR SHORT- AND LONG-TERM FUNDING NEEDS AND ADEQUATELY FUND OUR OPERATIONS.

We must wait for an indeterminate period of time after we advance money to collect money from judgment recoveries. Based on our experience, claims take an average of 18 to 30 months to resolve. We can give no assurance that we will continue to experience such collection times. However, once we advance the money, the collection cycle is out of our control and we must use other funds to pay for our overhead expenses. Should recoveries take longer than we have planned, we may have to seek interim financing to meet our expenses. There can be no assurance that in such an event we could find such financing or that, if identified, the financing would be available on terms satisfactory to us. We have reviewed this cycle and determined we could be able to shorten the time between funding and collection by advancing monies much closer to the case(s) settlement than previously allowed for. However, there is no guarantee that we will be able to predict this cycle with enough accuracy to be able to operate profitably.

IF WE ARE NOT ABLE TO COLLECT back the FUNDS owed us from PLAINTIFFS that have won judgments, we will not be able to GENERATE REVENUES OR continue our operations.

We may not be able to collect upon the successful judgments achieved by plaintiffs, which is our only source of revenue, or, if we are able to do so, we may not be able to collect without bringing costly legal actions against the plaintiffs' attorneys or law firms involved, which will reduce our profitability. In either event, the failure to collect or the necessity of legal action to collect could harm or reduce our ability to generate revenues and operate profitably, which in turn would cause our business to fail.

OUR CURRENT BUSINESS RELIES ON RAISING CAPITAL TO MEET THE FUNDING REQUIREMENTS FOR THE CLIENT CANDIDATES WE IDENTIFY; THEREFORE WE CONTINUALLY NEED TO RAISE FUNDS TO MEET CLIENT DEMAND AND MAY NOT BE ABLE TO RAISE SUFFICIENT FUNDS TO CONTINUE OPERATING.

Because we do not have sufficient capital to meet the demand for funds by our clients, we will be required to obtain additional debt or equity funding. There can be no assurance that such funding will be available, or if it is available, that it will be in amounts or on terms acceptable to us. Our ability to obtain funds and the cost of such funds is dependent on our credit ratings, access to the various capital markets, financial condition, general economic conditions and business prospects. Deterioration in these factors could reduce or limit our ability to obtain financing on attractive terms and therefore could harm our results of operations and our financial condition.

WE RELY ON KEY EXECUTIVE OFFICERS AND THEIR KNOWLEDGE OF OUR BUSINESS AND TECHNICAL EXPERTISE WOULD BE DIFFICULT TO REPLACE.

We are highly dependent on our key employees. We do not have "key person" life insurance policies for any of our officers. The loss of the technical knowledge and management and industry expertise of any of our key personnel could result in delays in product development, loss of customers and sales and diversion of management resources, which could harm our operating results.

WE ARE CONTROLLED BY OUR CURRENT OFFICERS AND DIRECTORS.

Our directors and executive officers beneficially own 6,378,024 shares or approximately 56% of our outstanding common stock. Accordingly, these persons and their respective affiliates will have the ability to exert substantial influence over the election of our Board of Directors and the outcome of issues submitted to our stockholders.

RISKS RELATED TO OUR COMMON STOCK:

OUR EXISTING STOCKHOLDERS WILL EXPERIENCE DILUTION IF WE ISSUE ADDITIONAL SECURITIES.

As of December 27, 2004 we have 11,220,063 shares of our common stock issued and outstanding. We also have 2,342,500 options, 250,000 warrants and convertible debentures representing 200,000 shares of common stock outstanding.

If we issue additional shares or other derivative securities, or if our existing stockholders exercise or convert their outstanding options, warrants or notes, our other stockholders may find their holdings drastically diluted, which if it occurs, means that they will own a smaller percentage of our company. Further, any issuance of additional securities to various persons or entities in lieu of cash payments will lead to further dilution.

Because the market price of our common stock is highly volatile, it is difficult to determine the true value of our company. Our common stock is traded on the Over the Counter ("OTC") Bulletin Board. The market price of our common stock has been highly volatile and may continue to be volatile in the future. As a result of our share price volatility, it is difficult to determine the true market value of our company. Significant volatility in the market price of our common stock may arise due to factors such as:

    o    our developing business;
    o    a continued negative cash flow;
    o    relatively low price per share;
    o    relatively low public float;
    o    variations in quarterly operating results;
    o    the number of holders of our common stock; and
    o the interest of securities dealers in maintaining a market for our common stock.

As long as there is only a limited public market for our common stock, the sale of a significant number of shares of our common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered, and could cause a severe decline in the price of our common stock.

The registration of the shares of common stock covered by this prospectus may affect the market price and liquidity of our common stock.

BECAUSE WE MAY BE SUBJECT TO THE "PENNY STOCK" RULES, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED WHICH MAY MAKE IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

FORWARD LOOKING STATEMENTS
--------------------------

INFORMATION IN THIS PROSPECTUS CONTAINS "FORWARD LOOKING STATEMENTS" WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "BELIEVES", "ESTIMATES", "COULD", "POSSIBLY", "PROBABLY", "ANTICIPATES", "ESTIMATES", "PROJECTS", "EXPECTS", "MAY", OR "SHOULD" OR OTHER VARIATIONS OR SIMILAR WORDS. NO ASSURANCES CAN BE GIVEN THAT THE FUTURE RESULTS ANTICIPATED BY THE FORWARD-LOOKING STATEMENTS WILL BE ACHIEVED. THE FOLLOWING MATTERS CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS WITH RESPECT TO THOSE FORWARD-LOOKING STATEMENTS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM THE FUTURE RESULTS ANTICIPATED BY THOSE FORWARD-LOOKING STATEMENTS. AMONG THE KEY FACTORS THAT HAVE A DIRECT BEARING ON OUR RESULTS OF OPERATIONS ARE THE COSTS AND EFFECTIVENESS OF OUR OPERATING STRATEGY. OTHER FACTORS COULD ALSO CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM THE FUTURE RESULTS ANTICIPATED BY THOSE FORWARD-LOOKING STATEMENTS.

USE OF PROCEEDS

We will receive up to $1,640,000 if all of the shares of common stock offered by us at $0.41 per share are purchased. We cannot guaranty that we will sell any or all of the shares being offered by us.

================================= ======================== ================== ================== ==================================
    OFFERED SHARES SOLD               OFFERING PROCEEDS        APPROXIMATE         TOTAL NET        PRINCIPAL USES OF NET PROCEEDS
                                                           OFFERING EXPENSES  OFFERING PROCEEDS
--------------------------------- ------------------------ ------------------ ------------------ ----------------------------------
     1,000,000 shares (25%)              $410,000               $16,500           $393,500       General Working Capital
--------------------------------- ------------------------ ------------------ ------------------ ----------------------------------
     2,000,000 shares (50%)              $820,000               $16,500           $803,500       General Working Capital
--------------------------------- ------------------------ ------------------ ------------------ ----------------------------------
     3,000,000 shares (75%)             $1,230,000              $16,500          $1,213,500      General Working Capital
--------------------------------- ------------------------ ------------------ ------------------ ----------------------------------
    4,000,000 shares (100%)             $1,640,000              $16,500          $1,623,500      General Working Capital
--------------------------------- ------------------------ ------------------ ------------------ ----------------------------------
================================= ======================== ================== ================== ==================================

None of the proceeds will be used to reimburse the expenses that were previously paid by our president including compensation for services provided prior to the offering. If the offering proceeds are insufficient to pay the offering expenses in full, then we intend to pay those expenses from our current cash reserves.

DETERMINATION OF OFFERING PRICE

Factors Used to Determine Share Price. The offering price of the 4,000,000 shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have a limited operating history and have not generated any revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

PLAN OF DISTRIBUTION
--------------------

We are offering for sale 4,000,000 shares of our common stock in a direct public offering. We have not conducted any discussions or negotiations for the sale of all or any portion of those 4,000,000 shares of our common stock. There is no minimum number of shares that must be purchased by each prospective purchaser and the maximum number of shares we will sell is 4,000,000. We will not pay any commissions or other fees, directly or indirectly to any person or firm in connection with solicitation of sales of the common stock. There is no minimum amount we must raise before having access to the funds raised from this offering.

Our officers and directors do not have any agreement or plan to purchase any shares in this offering.

This offering will terminate two years following the effective date of this registration statement. No extensions in the two year offering period will be made.

Dr. Morton Reed, our president, will participate in the offer and sale of our shares of common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Although Dr. Reed is an associated person of the company as that term is defined in Rule 3a4-l under the Exchange Act, he is deemed not to be a broker for the following reasons:

     o Dr. Reed is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.
     o Dr. Reed will not be compensated for his participation in the sale of company securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.
     o Dr. Reed is not an associated person of a broker or dealer at the time of participation in the sale of company securities.

Dr. Reed will restrict his participation to the following activities:

     o preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by the president of a potential purchaser;
     o responding to inquiries of potential purchasers in communication initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;
     o performing ministerial and clerical work involved in effecting any transaction.

We have not retained a broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, an amendment to the registration statement will be filed.

The shares of common stock being offered by us have not been registered for sale under the securities laws of any state as of the date of this prospectus.

LEGAL PROCEEDINGS
-----------------

The following are legal actions pending against us and those we contemplate entering into at this time:

We are a defendant in several matters in litigation, many of which are in the normal course of business, including litigation for refunds of funds invested. We believe these suits are without merit and intend to defend these matters in courts of law.

1. ROGERS V. LITFUNDING CORPORATION, (BANKR. ADV. NO. 04-02567). The foregoing adversary proceeding (the "Adversary") was filed in the United States Bankruptcy Court, Central District of California on September 29, 2004. The Adversary was filed by Barbara Rogers and Lawrence Seidman (the "Plaintiffs") against LitFunding Corp., a Nevada corporation, the registrant, and California LitFunding, a Nevada corporation, a wholly owned subsidiary of the registrant (together the "Companies").

In the Adversary, the Plaintiffs contend that the Companies breached a "finders fee" agreement with the Plaintiffs, and otherwise denied them the benefits that the Plaintiffs claim were due and owing to them under the terms of this purported agreement. The Plaintiffs have also alleged slander and libel claims against the Companies in the Adversary on the basis of certain allegedly defamatory statements the Plaintiffs contend were made by agents of the Companies. The amount of damages claimed in the Adversary has not been specified by the Plaintiffs.

The Companies have filed a motion to dismiss the claims stated in the Adversary on various grounds. These grounds include the contention that the United States Bankruptcy Court has already disallowed these claims held in a prior order. It is the Companies' position that the only legal issue remaining for determination between the parties is the Plaintiffs' contention that the shares issued to them originally by the Companies predecessor company, LitFunding Corp., a California corporation, were entitled to anti-dilution rights. The Companies dispute this contention.

In summary, the Companies believe that the claims alleged in the Adversary are without merit, and will ultimately be denied by the United States Bankruptcy Court.

2. APPEAL RE DISALLOWANCE OF CLAIMS OF LAWRENCE SEIDMAN AND BARBARA ROGERS. Lawrence Seidman and Barbara Rogers (the "Plaintiffs") filed a number of claims in the Chapter 11 proceedings of the Companies. All of these claims arose from or related to various so called "finders fee" agreements that the Plaintiffs purportedly entered into with the Companies' predecessor-in-interest, LitFunding Corp., a California corporation ("Original LitFunding"). The claims alleged breach of contract, fraud, conspiracy and defamation. The claimants allege there was a finder's fee agreement between them and our founding officers/shareholders. Our position is that there was a negotiated agreement with the claimants that was honored. The claimants allege damages of $16 million. On October 28, 2004, the United States Bankruptcy Court Central District of California entered an order disallowing all claims for monetary remuneration filed by the Plaintiffs against the Companies (the "Disallowance Order"). However, the Court deferred a ruling on whether or not the Plaintiffs contention that their percentage allocation of stock should have been calculated based upon the number of shares "authorized" by Original LitFunding, instead of on the basis of the number of shares initially "issued" by Original LitFunding. A hearing on this latter has not been set by the parties. The Plaintiffs have filed an appeal with respect to the Disallowance Order. No decision has been rendered with respect to this appeal. The Companies do not believe the appeal has any merit.

3. STATE OF CALIFORNIA V. TREVOR LAW GROUP. We are a continued defendant in a lawsuit with the Trevor Law Group which filed a complaint in Los Angeles County Superior Court (Course # SC075989) alleging breach of contract, fraud, and unfair competition and requested an injunctive relief which was denied. Counsel to LitFunding Corp. intends to file a counter claim for fraud, breach of contract and misrepresentation, and to vigorously pursue refund of all sums invested in Trevor Law Group attorneys. The attorney General of California has filed a complaint against Trevor Law Group on behalf of the citizens of the State of California.

4. BANKRUPTCY PROCEEDINGS. On April 2, 2003, certain creditors filed an involuntary bankruptcy petition against us under Chapter 7 of the United States Bankruptcy Code. In the Petition, the Petitioning Creditors alleged that we were generally not paying our debts as they became due. We disputed this allegation. For approximately eleven months we and the Petitioning Creditors engaged in litigation regarding the merits of the involuntary petition, and the Petitioning Creditors rights under disputed contracts.

Pursuant to the terms of a stipulation with the Petitioning Creditors, we entered Chapter 11 effective November 19, 2003. The costs of litigating the merits of the Involuntary Petition, and the financial impact of the pending involuntary, so materially damaged both us and California LitFunding that it ultimately became necessary for both corporate entities to enter into Chapter
11. Accordingly, California, California LitFunding entered into a Chapter 11 proceeding on January 26, 2004.

In February of 2004, the litigation relating to the involuntary petition was settled. The settlement reached by and among us and the petitioning creditors has been incorporated into a reorganization plan approved by the court on May 26, 2004.

California LitFunding, as our primary operating entity, holds title to substantially all of our assets. The core assets within California Litfunding, Lit Funding, and those with most of the value, are the Settlement Agreements. A total of approximately $18.6 million dollars was invested through the Settlement Agreements. Of this total, approximately $7.0 million dollars in principal has been recovered, $3.2 million dollars in "fees" have been paid, and $1.6 million dollars is represented by losses, leaving a principal balance owing of approximately $12.4 million dollars.

Based upon the current status of the underlying lawsuits, we project that between $30.0 million and $36.0 million dollars will be collected over the next three years on the lawsuits subject to Settlement Agreements

Our primary liabilities are summarized in the following paragraphs:

     A. Administrative and Priority Claims. The claims within this class total approximately $200,000 through April 2004. Most of this amount represents the fees and costs payable to our general insolvency counsel, Winthrop Couchot, P.C. The balance represents sums owed to accountants, and approximately $10,000 in priority wages owed to two of our officers;

     B. Gap Claims. During the period between the filing of the involuntary petition and the date on which we stipulated to the entry of an order for relief, certain claims accrued. Substantially all of these claims accrued in favor of two law firms that were defending us against the involuntary filing. We have reached an agreement with these claimants. In summary, 40% of their claims will be paid on or before June 15, 2004 and the balance of their claims will be paid over the next twelve months;

     C. Debenture Claims. In calendar years 2002 and 2003 California Litfunding, LitFunding issued debentures to seven individuals, creating approximately two hundred thousand dollars ($200,000) in debt obligations. These claims are unsecured and they are undisputed.

     D. Unsecured Claims Other Than Debenture Claims and IEP Claims. The Debtors have approximately $500,000 in allowed unsecured claims.

     E. IEP Claims. Pursuant to the Settlement Agreement entered into by and between us and the IEP petitioning creditors, each and every claim held by the IEP petitioning creditors has been fixed in the Plan. The totality of all claims held by the IEP petitioning creditors has been incorporated into the Plan Note. The Plan Note will have an opening balance of $26,111,763.00 as of May 1, 2004.

     F. Interest Holders. Interest holders are the parties who hold ownership interest (i.e., equity interest) in us. The Plan creates two classes of interests. Class 7, which is comprised of us, as the holder of all of the common stock of California Litfunding, LitFunding, and Class 8, which is comprised of all of the holders of common stock interests in us. These classes are not impaired under the terms of the Plan.

     The Plan presented for confirmation incorporates both a business plan, and a legal framework for the payment of claims. The business plan sets forth how we intend to generate the funds necessary to meet the monetary obligations fixed in the Plan. The legal framework details what each class of creditors will receive under the terms of the Plan.

     The business plan incorporated into the Plan is designed to accomplish two core objectives. The first core objective is to maximize the funds collected to be collected. The second core objective is to essentially restart our business model by raising and investing additional capital in new lawsuits.

     We intend to repay all obligations in full. Claims are impaired as that termed is used in the Bankruptcy Code because obligations will be paid out over specified long term periods. However, for accounting purposes, we do not believe any of the claims will be settled for less than the original recorded amounts. However, we may negotiate settlements with creditors.

After numerous legal proceedings, in November 2003, we stipulated to the entry of an order for relief, thereby placing us into a Chapter 11 proceeding. In January 2004, our wholly owned operating subsidiary, California LitFunding, filed a voluntary Chapter 11 bankruptcy petition. In February of 2004, an order was entered substantively consolidating our Chapter 11 estate with the Chapter 11 estate of California LitFunding. However, this order did not effectuate a merger between these two corporate entities. On May 26, 2004 the bankruptcy court ruled in favor of our plan of reorganization and it became effective on June 17, 2004. We are continuing to operate under that plan of reorganization as discussed herein.

    As of the date of this filing, we have entered into a Stipulation with the creditors that implements a provision in the Second Amended Joint Chapter 11 Plan of Reorganization (the "Plan") filed by us and our subsidiary, LitFunding California (together the "LitFunding Companies"). This Plan was approved by the United States Bankruptcy Court on June 17, 2004. In summary, the operative provision of the Plan that is being implemented by the Stipulation authorized the LitFunding Companies to voluntarily transfer control over the enforcement of the Settlement Agreements within the Contract Pool to an agent designated by the IEP Claimants. Pursuant to the Stipulation, from and after January 1, 2005, an agent designated by the IEP Claimants will enforce the Settlement Agreements within the Contract Pool, and collect all funds payable under the terms of these agreements. As the funds are collected from this source, they will be distributed in accordance with the provisions in the Plan.

    In order to facilitate the seamless transfer of control over the Contract Pool, the Stipulation provides that the LitFunding Companies will transfer to the agent designated by the IEP Claimants all books and records relating to the Contract Pool, and the management of the LitFunding Companies will provide this agent transition assistance for a period of time. The Stipulation also provides that the LitFunding Companies obligations under that certain Contingent Administrative Note, as defined in the Plan (original face amount $1,590,000) will be exonerated effective January 1, 2005, if the LitFunding Companies comply with their obligations under the terms of the Stipulation.

On December 6, 2004, the LitFunding Companies filed a motion with the United States Bankruptcy Court seeking an order approving the Stipulation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
------------------------------------------------------------

EXECUTIVE OFFICERS AND DIRECTORS.   As of December 31,  2004, our principal
officers and directors are as follows:

Name                   Age      Title
----                   ---      -----
Morton Reed            70       Chairman of the Board of Directors, President,
                                Chief Executive Officer
Stanley B. Weiner      61       Vice President of Finance, Director
David G. Wallace       43       Director
Howard Appel           41       Director
Andrew B. Scherr       36       Director
David Cohen            46       Chief Financial Officer, Treasurer and Secretary

MORTON REED, PH.D., CHAIRMAN OF THE BOARD OF DIRECTORS, PRESIDENT AND CEO. Dr. Reed served in the United States Marine Corps during the Korean War. After returning from overseas he attended UCLA for his undergraduate studies in English and Philosophy. From 1960 through 1980 he served as an executive in several business ventures: CEO of Cathay Studios, from 1960 to 1968; CEO of Orient Limited of Nevada from 1968 to 1972; President and Chairman of AAlpha Mortgage Company from 1970 to 1982. During this time he continued with his education earning a Masters Degree in Psychology from Antioch University in 1973 and a Doctorate in philosophy in Clinical Psychology from California Graduate Institute in 1975. In 1996 Dr. Reed joined Magnolia Studios a post production facility in Burbank, CA and helped effect a rate of that company to Millennium Studios which appointed him interim CEO. He left Millennium in 1999 and joined Case Financial, a litigation funding company where he served as VP of Sales. In November 2000, Dr. Reed left Case Financial to form LitFunding Corp where he remains as President. Dr. Reed is not an officer or director of any other reporting company.

STANLEY B. WEINER, VICE PRESIDENT OF FINANCE, DIRECTOR. Mr. Stanley B. Weiner has more than 35 years experience creating and running businesses. Mr. Weiner was the founding officer of Gemini Financial Corporation, a NASD Broker/Dealer from 1970 through 1975, President of APA, Real Estate Syndication Company from 1975 through 1978, Managing Partner of Agri-World Partnership from 1978 through 1983, an agricultural project syndication company with offices throughout Europe and the Middle East. Mr. Weiner was a Founding Officer/President of Regent Properties from 1985 through 1990, and Chief Executive Officer of Wise Industries from 1990 through 1993, a company specializing in pollution control devices. In 1978, Mr. Weiner founded Western Pacific Investment Corporation, which syndicated thousands of apartment units, office buildings, shopping centers and agricultural properties in addition to packaging many tax-sheltered investments. As a result of the foregoing activities, Mr. Weiner has extensive experience in marketing, acquiring, financing and developing commercial and agricultural property, negotiating agreements and packaging transactions. Mr. Weiner received his Bachelor of Arts degrees in both Psychology and Economics from California State University at Long Beach. He also did graduate work in both fields at UCLA. Mr. Weiner has in the past held a National Association of Securities Dealers Principals license and is a licensed Real Estate Broker. Mr. Weiner is not an officer or director of any other reporting company.

DAVID COHEN, CHIEF FINANCIAL OFFICER, TREASURER, CORPORATE SECRETARY. Mr. Cohen has more than 23 years experience in business. Mr. Cohen received his undergraduate BS degree in both Economic and Accounting in South Africa, and passed the CPA examinations in California, though he does not currently practice as a CPA. After spending nine years in public accounting, Mr. Cohen became deeply involved in the founding of a broker-dealer, and a company who specialized in the export of limousines to China. He later became part owner in a coffee operation modeled along the lines of Starbucks.

In 1992, Mr. Cohen took a position as CFO, Controller and Treasurer with RPS and Affiliates, a $500 million dollar real estate conglomerate operating in 38 states and the commonwealth of Guam. RPS had two public affiliates and several subsidiaries including a captive broker-dealer, an insurance agency, a chain of 12 nursing homes, and a high-tech manufacturing company. Mr. Cohen played a key role in streamlining the operations of this 1,500 employee company and focused its attention on achieving position cash flow. Mr. Cohen's experience also includes several start-ups and turnaround situations and he has raised more than $35 million in private and public offerings. Mr. Cohen has twice been licensed by the National Association of Securities Dealers (NASD) as a Financial Operations Principal. Mr. Cohen is not an officer or director of any other reporting company.

DAVID G. WALLACE, DIRECTOR. Mr. Wallace received his BBA in Real Estate Finance from the University of North Texas. In addition to this schooling, Mr. Wallace attended Union College in Schenectady, New York and received a scholarship to study International Real Estate, International Finance and International Law at the University of Reading located in Reading, England. Since his graduation, Mr. Wallace has been involved in the acquisition and/or formation of over 100 companies and/or partnerships and has secured over $300 million in equity and debt.

Mr. Wallace currently serves as the Chairman of Wallace & Associates Investments, Inc., formerly The Markpoint Company, a venture capital and merchant banking operation that oversees investment activities for its related investment funds. As a result of the numerous portfolio holdings, Mr. Wallace currently serves on the boards for several private and public companies. Mr. Wallace also served as the Chief Executive Officer of The Grantham Company, a private investment-banking firm. The Grantham Company specialized in making direct investments with its co-investors in small, but established companies that sought medium-term capital to support further expansion. Mr. Wallace was Vice President of Equity Management Corporation, a private real estate syndication firm. In this capacity, Mr. Wallace was responsible for the acquisition and/or sale of over $250 million of income producing properties. In connection with such real estate activities, Mr. Wallace was a charter member of the North Texas Association of Real Estate Professionals, a former member of the Real Estate Securities and Syndication Institute (RESSI), a former member of the American Association of Financial Planners, and was frequently a guest lecturer at the University of North Texas' "Executive on Campus" program. Mr. Wallace is Co-Chairman, United States Conference of mayors - Homeland Security task Force, Member, United states Conference of Mayors, Chairman of the Texas Energy Center Task Force and sits on the boards of Directors of several businesses.

HOWARD APPEL, DIRECTOR. Mr. Appel is Chief Financial Officer and a Director of Laffer Associates, an economic research and consulting firm that provides global investment-research services to institutional asset managers, pension funds, financial institutions and corporations. He is also Chief Financial Officer and a Director of Laffer Advisors, an institutional broker-dealer and wholly owned subsidiary of Laffer Associates. Mr. Appel also manages the business and financial affairs of Dr. Arthur B. Laffer - renowned economist and former advisor to President Ronald Reagan. His business concentration is the areas or financial and operations management and analysis, business development, formation of joint ventures and new business start-ups and various legal undertakings. In addition to his role with LitFunding, Mr. Appel also advises a number of private companies including U.S. Script and Vizional Technologies. He was a former treasurer of Yorktown University, an online university offering undergraduate and graduate programs in Government and Business and Economics.

Mr. Appel received his BSc from the California State University. He has been licensed as a Certified Public Accountant with the State of California since 1987 and is registered Securities Agent and Financial Operations Principal licensed with the National Association of Securities Dealers (NASD). Mr. Appel is not an officer or director of any other reporting company.

ANDREW B. SCHERR, DIRECTOR. Mr. Scherr is a strategic consultant advising companies on finance, strategy and M&A. As an investment banker with Salomon Smith Barney and later with Alex, Brown, Mr. Scherr raised in excess of $15 billion in financings and advised on numerous mergers, acquisitions and restructurings. Prior to his work in corporate finance and M&A, Mr. Scherr was a management consultant at Accenture where he advised companies on strategic issues. In addition, Mr. Scherr has experience in venture capital, asset management, corporate law and entrepreneurship. Mr. Scherr received his B.S. in electrical engineering and computer science from the Johns Hopkins University, his JD from the University of Maryland, and his MBA from the Yale School of Management. Mr. Scherr is not an officer or director of any other reporting company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 27, 2004, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

=================== ========================================= ==================================== ===================
TITLE OF CLASS      NAME AND ADDRESS OF BENEFICIAL OWNER        AMOUNT AND NATURE OF BENEFICIAL     PERCENT OF CLASS
                                                                             OWNER
------------------- ----------------------------------------- ------------------------------------ -------------------
Common Stock        Morton Reed                                          5,604,517 (1)                   49.9%
                    c/o 3760 Pecos McLeod Drive #100              President, Chief Executive
                    Las Vegas, NV 89121                                Officer, Director
------------------- ----------------------------------------- ------------------------------------ -------------------
Common Stock        Stanley Weiner                                    662,200 shares (2)                  5.9%
                    c/o 3760 Pecos McLeod Drive #100                 VP Finance, Director
                    Las Vegas, NV 89121
------------------- ----------------------------------------- ------------------------------------ -------------------
Common Stock        David Cohen                                       100,307 shares (3)                  0.9%
                    c/o 3760 Pecos McLeod Drive #100                 Secretary, Treasurer,
                    Las Vegas, NV 89121                             Chief Financial Officer
------------------- ----------------------------------------- ------------------------------------ -------------------



                                       15

------------------- ----------------------------------------- ------------------------------------ -------------------
Common Stock        Howard Appel                                           no shares                      0.0%
                    c/o 3760 Pecos McLeod Drive #100                       Director
                    Las Vegas, NV 89121
------------------- ----------------------------------------- ------------------------------------ -------------------
Common Stock        David Wallace                                          no shares                      0.0%
                    c/o 3760 Pecos McLeod Drive #100                       Director
                    Las Vegas, NV 89121
------------------- ----------------------------------------- ------------------------------------ -------------------
Common Stock        Andrew Scherr                                      11,000 shares(4)                   0.1%
                    c/o 3760 Pecos McLeod Drive #100                       Director
                    Las Vegas, NV 89121
------------------- ----------------------------------------- ------------------------------------ -------------------
Common Stock        Rhino Group                                                                           0.1%
                    c/o 1806 Vernon Street, #300                       11,000 shares (4)
                    Washington, DC 20009
------------------- ----------------------------------------- ------------------------------------ -------------------
Common Stock        Stanley Tomchin                                                                      11.0%
                    727 Lilac Drive                                   1,236,400 shares(5)
                    Montecito, CA 93108
------------------- ----------------------------------------- ------------------------------------ -------------------
Common Stock        Officers and directors as a group                  6,378,024 shares                  56.8%
=================== ========================================= ==================================== ===================
     (1) Morton Reed also owns 532,500 options to purchase shares of our common stock and 200,000 warrants/options to purchase shares of our common stock.
     (2) Stanley Weiner also owns 530,000 options to purchase shares of our common stock.
     (3) David Cohen also owns 625,000 options to purchase shares of our common stock.
     (4) Andrew Scherr is the sole owner of Rhino Group; therefore he is the indirect owner of Rhino
         Group's shares.
     (5) Stanley Tomchin owns 1,137,400 shares of our common stock and his spouse, Emily Tomchin, owns
         99,000 shares, making Mr. Tomchin's beneficial ownership 1,236,400 shares; Mr. Tomchin also owns
         325,000 options to purchase shares of our common stock.

There are no family relationships between any of our officers and directors. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. As of December 31, 2004, we have no options or warrants outstanding, exercisable by any of the management or beneficial owners except as listed above. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

CHANGES IN CONTROL. Our management is not aware of any arrangements which may result in a change in control.

DESCRIPTION OF SECURITIES
-------------------------
We were authorized to issue 50,000,000 shares of $.001 par value common stock, and 10,000,000 shares of preferred stock. As of December 27, 2004, there were there were 11,220,063 shares of our $0.001 par value common stock issued and outstanding and no shares of preferred stock outstanding. We also have 250,000 warrants and 2,342,500 options to purchase our common stock outstanding.

COMMON STOCK. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

DIVIDEND POLICY. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors.

The holders of common stock are entitled to receive dividends from funds legally available for such purpose, when, and if declared, on such conditions, and at such times, as the board of directors may designate. It is our current policy to retain earnings in order to finance the growth, development and expansion of our business. Future dividend policy is subject to the discretion of our board of directors and will depend on many factors, including our future earnings, capital requirements and financial condition.

PREFERRED STOCK. Our Articles of Incorporation authorize the issuance preferred stock, but none is issued or outstanding as of December 27, 2004.

9% $1,000 CUMULATIVE CONVERTIBLE DEBENTURES. We have 200,000 shares of 9% $1,000 Cumulative Convertible Debentures ("Debentures") outstanding, which are general unsecured obligations. These Debentures were issued by us during the years ended December 31, 2003 and 2002. These 5-year 9% convertible Debentures amount to $200,000, and are due January 1, 2007. Interest on these Debentures is due semi-annually on June 1 and December 1 of each year, commencing June 1, 2003 until fully paid. These Debentures are convertible at the rate of $10 per share of our common stock. As part of our plan of reorganization, these Debentures have an amended maturity to June 15, 2008.

The payment of the principal of, premium, if any, and interest on these Debentures is subordinated in right of payment to our other Indebtedness (as defined). However as a result of the litigation and reorganization plan described above, essentially all our debt was rolled in to one lump sum in the amount of $26,275,709. That amount is collateralized by advances to law firms and plaintiffs (Settlement Agreements) on the books up to and not after February 26, 2004. Other than this collateral, that debt is non-recourse. Separate and distinct from this debt is a Contingent Note in the amount of $1,590,000. This note will become effective on the later of October 31, 2006 or the date when Settlement Agreements referred to above no longer are sufficient to at least pay that amount of $1,590,000.

INTEREST OF NAMED EXPERTS AND COUNSEL
-------------------------------------

No "expert" or our "counsel" was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of ours, at any time prior to the filing of this registration statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
-----------------------------------------------------------------------
Article Six of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
     o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO OUR DIRECTORS, OFFICERS AND CONTROLLING PERSONS PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, WE HAVE BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THAT ACT AND IS, THEREFORE, UNENFORCEABLE.

ORGANIZATION WITHIN LAST FIVE YEARS
-----------------------------------

OUR BACKGROUND. We were incorporated in Nevada on July 11, 1996 as RP Entertainment, Inc., and changed our name to LitFunding Corp. when we acquired all of the common stock of our wholly-owned subsidiary, California LitFunding, a privately held California corporation, through the consummation of a reverse merger on February 25, 2003. We are the public holding company of our operational subsidiary, and have limited assets, no payroll, and no operations; however, California LitFunding serves as our primary operating entity, owning substantially all of our operating assets, employing all our personnel, and paying the obligations of both corporations.

California LitFunding is the successor-in-interest by reverse merger to our operating predecessor in the corporate structure that now exists. In 2000, our management formed LitFunding Corp., a California corporation, which began investing in litigation recoveries in 2000. We also are the majority owners of a dormant Nevada corporation named E.Evolution Expeditions formed on February 25, 2000 and have begun conducting some operations through our wholly-owned subsidiary, LitFunding USA, a Nevada corporation formed on March 22, 2004. LitFunding USA, a Nevada corporation will conduct our primary operations from 2005. LitFunding USA has in turn formed and become the managing member of four wholly-owned Nevada Limited Liability Companies, LFC 100 LLC, LFC 101 LLC, LFC 102 LLC and LFC 103 whose purpose is investing in litigation recoveries by advancing capital to various law firms.


DESCRIPTION OF BUSINESS
-----------------------

OUR BUSINESS. California Litfunding, our wholly-owned operational subsidiary, which we acquired by reverse merger in 2003, began investing in litigation recoveries in 2000. We are in the business of providing funding to qualifying plaintiffs and plaintiffs' attorneys for the payment of costs and expenses of litigation, principally in the areas of personal injury, medical malpractice, product liability, toxic torts and employment. These costs generally include costs such as court filing fees, expert witnesses, private investigators (i.e. if the litigant is injured or otherwise incapacitated and unable to work) and other expenses of a law office in filing and maintaining a civil lawsuit. We do not provide funding for criminal or administrative proceedings. We generate revenues by raising capital and advancing this capital to various law firms pursuant to various settlement agreements. These settlement agreements provide that the funds advanced shall be repaid to us, along with a fee, when the lawsuits referenced in the agreement ultimately settle. The exact amount of the fee payable on the funds advanced depends upon the length of time the fund are outstanding, up to a fixed limit. Pursuant to the terms of these settlement agreements, California Litfunding's contractual right to payment is limited to the funds ultimately paid to the law firm from the specified lawsuit, or lawsuits, in which the funds are invested or expended.

We believe that litigants may need our services for many reasons including:

     o Many litigants simply do not have the financial means required to present and maintain their cases effectively through all the necessary stages of litigation;
     o The defendant or entity is often a corporation, represented by an insurance company with experienced counsel and greater financial and other resources to defend against a claim;
     o Plaintiffs' attorneys frequently do not have the financial means, or simply do not want to advance the money, necessary to pay the costs and expenses of litigating certain types of civil actions.
     o Personal injury cases seek monetary recovery for medical costs, loss of life or use of limbs, and emotional damages, all of which necessitate "expert" testimony to establish and enhance the amount of the recovery; such expert testimony is often prohibitively expensive to many plaintiffs or their counsel;
     o Depending on the circumstances of the particular case, expert witnesses may be involved in a "typical" case in terms of complexities of the issues to be proven; and even more if the case involves multiple parties, more complex issues and/or larger damage claims. For example, in a construction defect case, expert witnesses are engaged to provide opinion testimony on a range of issues from the nature of the alleged defect, whether the damage was caused by defective materials, design or construction (or a combination thereof), the effect it has on the value of the construction project as a whole and the losses sustained by the plaintiff as a result of the delays, costs and other factors related to the problems created by the construction defect.

Our management believes that the market for litigation assistance funding is substantial, especially in larger states such as California where cases regularly overload crowded county court dockets. However, we often turn downs cases not only because they are not meritorious, but also because we lack the resources to fund all of them. In management's judgment, additional funding will allow us to grow at a more desirable rate.

UNDERWRITING SERVICES. We find cases to "invest in" through an expanding network of law firms, attorneys and referrals. We currently have contracts with clients in Arizona, California (with an emphasis in Los Angeles, Orange, Ventura and San Diego counties), Florida, Hawaii, Georgia, Illinois, Indiana, Maryland, Massachusetts, Michigan, Missouri, Nevada, New Hampshire, New Jersey, Oregon, Rhode Island, South Carolina, Tennessee, Texas, Vermont, Washington, West Virginia, Wisconsin and the Virgin Islands.

Until recently, we utilized personnel on an "independent contractor" basis to assist in locating new cases. Now we have entered into "vendor" relationships with such persons and companies, eliminating the representative capacity of those identifying potential cases for us. "Vendors" are required to adhere to our policy to remain qualified to submit cases to us for consideration and selection. We retain sole discretion in the selection criteria and procedure. Vendors are paid between 5% and 6% of the funds that we place.

Our internal guidelines limit non-recourse investment in any given case can be no more than 7% of what our retained legal experts estimate to be the value of the case to us. We enter into contracts with the attorney or law firm representing the litigant and, upon request of the attorney, directly with the litigant. In exchange for our financial support, we receive a contingent contractual interest secured by a security interest in the monetary settlement or judgment in the lawsuit. If a case is lost or abandoned, we receive nothing in exchange for our investment. We are not a law firm and take no role in the filing or handling of the litigation. However, if the case is settled or a judgment is obtained against the defendant, we are paid according to the formula in the contract. Generally, we receive a return of our investment, plus a 45% return on the funds we provide for every 90 days the principal is outstanding. This return is "capped" at 270% of the amount advanced. Excluding cases that are lost and do not pay any return, our statistics show that we receive a return of our investments and fees on cases we invest within an average of 12 to 36 months from our investment. We intend to shorten this cycle by advancing on cases that are much closer to resolution.

When our management judges the business climate to be appropriate, we anticipate that we may apply for the necessary permits and licenses that will allow us to become a full-recourse lender. Loans made under this program will be fully collateralized by the attorney firm's portfolio of cases and real and personal property of the firm's partners. These loans will be unlike our current non-recourse programs which are advances and not loans, proposed interest rates may range between 30% and 38% per annum and the loan is fully repayable whether the underlying case is lost or won. Interest payments may be made either monthly or quarterly.

Since our predecessor entity commenced business in November of 2000, up through December 2004, we have provided funds in approximately 1,000 instances. The cumulative total of funds provided is approximately $18 million. We have collected more than $9.5 million in principal and fees, lost approximately $2 million of principal, and have open and unresolved cases totaling approximately $11.2 million. We estimate that the principal and fees expected on the open and unresolved cases are between $25 and $30million.

CASE SELECTION AND ADMINISTRATION. We believe that selection of cases is the essential ingredient of our business. We contract only with attorneys and law firms that, in our assessment, have the experience and acumen to represent their clients zealously and competently. Ninety to ninety-five percent of the cases in which we have invested to date are being handled by attorneys with whom we have previously contracted business, or who are referrals from existing attorney clients.

FUNDING OUR UNDERWRITING SERVICES. Pursuant to the Settlement Agreement entered into by and between us and the IEP petitioning creditors, each and every claim held by the IEP petitioning creditors has been fixed in the Plan. The totality of all claims held by the IEP petitioning creditors has been incorporated into the Plan Note. The Plan Note has an opening balance of $26,275,709.00 as of May 1, 2004. Except as set forth in the Plan of Reorganization, the Debtors are not responsible for payment of the indebtedness and the creditors can only look to the specific collateral granted in the note for repayment of the note. Collateral does not extend to any Settlement Agreements entered into after February 26, 2004.

As disclosed in prior SEC filings, we have received two letters of intent in the amount of $5,000,000. Those funds will be used to restart the business stalled by the bankruptcy litigation discussed above. As of December 30, 2004 $550,000 has been drawn from these facilities, all of which has been advanced to plaintiffs' attorneys. We are actively seeking new sources of capital. We have not drawn on a further letter of intent itself in the amount of $5,000,000 previously disclosed in prior SEC filings.

INTELLECTUAL PROPERTY. We use the trade names of LitFunding, California LitFunding, LitFunding USA and CA Funding. Other than an expertise in assessing underwriting risks, our proprietary database and experience of success with various lawyers and law firms, our business is not dependant upon proprietary information.

OUR INDUSTRY. Our goal is to provide funding for plaintiffs and the law firms representing increasing their chances of bringing a case to a favorable outcome. In return for a percentage of the settlement or eventual judgment, we arrange for such plaintiffs' attorneys to fund the conduct of such litigation. Unlike attorneys who bill hourly for their legal services, plaintiffs' attorneys in personal injury litigation and in similar types of cases work on a contingency basis and routinely fund the cost of litigation themselves. For example, expert witnesses are essential to the successful litigation of a personal injury case, and can cost several thousand dollars per expert per case. Accordingly, a plaintiff attorney's ability to maximize the value of a case is based in part on their ability to fund the case. In addition, plaintiff attorneys are often obligated to provide funds to their clients for living and other expenses while awaiting settlement. In order to satisfy their clients' needs, they may be forced to settle a client's claim at a lesser amount, advance their own funds to clients without the lawful ability to charge interest, or risk losing clients to other attorneys who will advance funds.

COMPETITION. There are many companies located throughout the United States that provide litigation funding. Other than an expertise in assessing underwriting risks, our proprietary database and experience of success with various lawyers and law firms, we believe that our business model does not depend upon proprietary information. Accordingly, we believe that there are no substantial barriers to competitors entering the market. While we acknowledge that we may not be able to compete successfully against future competitors with greater financial resources or access to potential business. Additionally, it is possible that competition may drive down the return on our advances to plaintiffs and that may negatively impact the viability of our business model.

We have identified a significant number of entities nationwide operating within our current and potential marketplace. These companies, include, but certainly are not limited to, Resolution Settlement Corporation, located in Las Vegas, Nevada (website www.resolutionsettlement.com). The Attorney Store.com (www.attorneystore.com) has a list of at least 10 companies in the United States providing litigation funding. Plaintiff Support Services, located in Getzville, New York, has a website at www.plaintiffsupport.com and takes requests for litigation funding. The application is contained on their website, which we believe is typical of many litigation funding company websites. Advocate Capital, Inc. is located in Dallas, Texas, Nashville, Tennessee and Cleveland, Ohio (according to their website www.advocatecapital.com). Interim Settlement Funding Corp, based in Hudson, Ohio, describes itself as a funding company-making contingent advances to individuals with pending personal injury cases. See www.interimsettlement.com. HSAC Funding, in Reno, Nevada, has a website at www.hsacfunding.com. Case Funding Network says on its website that it provides individuals and businesses non-recourse, advances for litigants (www.casefunding.com). National Lawsuit Funding, located in Elkins Park, Pennsylvania, says it provides advances for commercial lawsuits. See www.nationallawsuitfunding.com. Lawsuit Funding, LLC, has a website at www.lawsuitfinancial.com. In addition, Law Finances, Inc., located in San Francisco, California, to the best of our knowledge, is a California company that has provided funds to litigants.

To our knowledge, only one of our competitors, Case Financial Inc., of Encino, California, is publicly reporting on the Edgar system with the Securities and Exchange Commission. Case Financial, Inc.'s filings are available on the EDGAR portion of the Securities and Exchange Commission website, www.sec.gov.

Given the lack of discoverable information about our competitors, we do not know how our method of operations and results compare to others in the industry. However, given the nature of the business opportunity presented within our industry, and management's belief that the market, though unquantifiable, is very large, there is always the possibility that new competitors with greater resources will commence operations and compete directly with us in such a manner as to harm our operational results and future prospects and reduce our ability to generate revenues.

MARKETING STRATEGY. We have a full time dedicated sales staff that is responsible for developing and maintaining relationships with our personal injury attorneys and law firm clients. The sales team directly markets our products to attorneys representing plaintiffs in the types of cases that fit our underwriting criteria. At this time, we have several relationships with plaintiff attorneys which serve as a referral base for new and increasing repeat business.

GROWTH STRATEGY. Since relocating to Nevada, our objective is to become the pre-eminent institutional source of non-recourse pre-settlement litigation funds across the country. To achieve this objective, the key elements of our strategy are as follows:

     o Build awareness of our products and services in the nationwide personal injury litigation market.
     o    Develop new products and services.
     o    Improve risk and portfolio management tools and guidelines.
     o    Improve our information technology infrastructure.
     o Find new non-recourse lending opportunities within the litigation market in segments other than personal injury litigation.
     o Find new short term recourse lending opportunities within national litigation market.
     o Find new opportunities for our lending business in personal injury and other litigation markets outside of California.

In order to be successful we must continue to build awareness in the nationwide legal marketplace about our products and services, as well as increase both the number of clients we service and the amounts we fund or guaranty.

The development of new products and services is a critical element of the plan to grow our business. Our focus is to deliver new products which better meet our customers' needs for reduced pricing. At the same time, our product development efforts are directed towards reducing the overall investment risk in our business, and thereby increasing our portfolio returns on investment and profit margins.

GOVERNMENT REGULATION. We intend to conduct our business in compliance with any applicable regulations, and are subject to general state and federal laws governing the conduct of businesses in general. In regard to our specific line of business, we are unaware of any state or federal regulations concerning non-recourse advances in any of the states in which we currently do business, or intend to do business in the foreseeable future. In the event that our activities are deemed to be loans, or in the event that we decide we extend loans as defined by state law, we intend to comply with any and all applicable finance and lending regulations. Each state has laws and regulations governing the business of lending money that differ from state to state. Therefore, prior to offering or expanding our lending services into a new jurisdiction we must conduct an extensive review of that state's regulatory framework to ensure compliance with the applicable regulations.

RESEARCH AND DEVELOPMENT. We are not currently conducting any research or development activities. We do not anticipate conducting such activities in the near future.

FACILITIES. Our executive offices are located at 3760 Pecos McLeod Drive, Suite 14, Las Vegas, Nevada 89121 and our telephone number is (877) 548-3863 and our web-site is www.LitFundingUSA.com.

PROPERTIES. The following table sets forth information regarding our facilities:

 LOCATION                  SIZE                         FUNCTION
 Los Angeles, California   Approximately 2,400 sq ft.   Former Corporate offices
 Las Vegas, Nevada         Approximately 6,600 sq ft.   New Corporate Offices

We lease the Los Angeles facility on a six month lease that runs through December 31, 2004. We have attempted to sublease this facility for the time remaining on the lease. The Nevada facility will be leased at market rate from an affiliate of Mr. Stanley Weiner, current member of the board of directors. The facility is 6,600 sq ft of a 30,000 sq ft office building that has two other long term tenants. We believe that since the office space we are arranging to lease comprises less than 25% of the available leaseable space in this building, and because there are already two long term tenants, that the financial The viability of operating that office building does not depend on us leasing this space. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate

EMPLOYEES. As of December 31, 2004, we have 9 employees. None of our employees is represented by a labor union. We believe that relations with our employees are good. Dr. Morton Reed, Chief Executive Officer and President, Mr. Stanley Weiner, Vice President of Finance, and David Cohen, Chief Financial Officer, form the nucleus of our key management team. We hope to begin recruiting new in-house counsel, collection specialists and financial personnel after the effective date of the reorganization plan. In the interim, we will rely on outside professionals for assistance in matters where there is no in-house expertise.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
------------------------------------------------------------------------

Our Management's Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources, primarily valuation of patent costs and stock-based compensation. The methods, estimates and judgments we use in applying these most critical accounting policies have a significant impact on the results we report in our consolidated financial statements.

LIQUIDITY AND CAPITAL RESOURCES.

Our principal capital requirements during the year 2004 are to fund the internal operations, pay for the defense of the litigation described in Part II, Item 1, below and fund the restart of the business subsequent to the confirmation of the reorganization plan. We had approximately $300,000 in cash on hand at September 30, 2004 and approximately 2.3 million in receivables including fees and principal resulting from the resolution of cases funded. Approximately $11.5 million dollars in principal remain outstanding on advances made related to cases for which there has not yet been resolution. We anticipate that when collected, the gross value of this principal plus earned fees will range between $25 and $30 million. Our largest liability is a $26,275,709 note that was defined and fixed as part of our plan of reorganization. Under the bankruptcy plan, this obligation together with the interest that it accrues at 20% per annum, are to be repaid only to the extent that we successfully collect funds from accounts receivable and contingent advances that were entered into up to and including February 26, 2004. There is no other recourse to us or our affiliates. There is no specific schedule of repayment but we anticipate collections to be adequate to fully repay this note. In the three months ended September 30, 2004, we obtained new fundings of $175,000 that are presently structured as debt, under the terms of a non-binding letter of intent in the amount of $2.5 million. That letter of intent was disclosed and discussed in previous filings. A similar letter of intent from another investor was reported in a filing on October 6, 2004, bringing the total funds available to us under these letters of intent to $5 million, at the time of this filing. Along with our investors, we are structuring the fundings in a manner that will result in the obligations only being repaid upon the successful resolution to the cases for which the fundings were advanced. Under these terms, the participant lender would be repaid the principal obligation plus 50% of our remaining proceeds of the award upon successful resolution of the cases. Although we have cash of approximately $300,000 as of September 30, 2004, it is the opinion of management, that the available funds will not satisfy our working capital requirements for the next twelve months. Nevertheless, we believe our reorganization plan does provide for sufficient revenue to sustain operations. Our forecast for the period for which our financial resources will be adequate to support our operations involves significant risks and uncertainties and actual results could fail as a result of a number of factors. We plan to raise necessary funds by selling shares of our common stock or through the sale of interest bearing debentures to selected investors or a combination of these.

We will also consider establishing relationships with selected business partners whose contributions include necessary cash. As discussed below, we believe that we will generate sufficient cash flow to make payments on the bankruptcy liabilities in accordance with the Plan.

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 COMPARED TO THE SAME PERIOD ENDED SEPTEMBER 30, 2003.

REVENUES AND RESULTS OF OPERATIONS: We had gross revenues of $2,099,404 and incurred a net loss of $4,283,467 for the nine months ended September 30, 2004 as compared to gross revenues of $1,095,823 and a net loss of $6,244,399 for the same period in 2003. The increase in revenues in 2004 compared to 2003 is primarily attributable to more cases reaching resolution and to the cessation of litigation after confirmation of the Plan of Reorganization thereby making it easier to collect funds from clients who we believe previously tried to use the bankruptcy litigation as a way to avoid communicating with us and a way to avoid paying their obligations. Similarly, the decrease in losses in 2004 as opposed to 2003 reflects the fact that fewer legal bills and expenses were generated and the fact that we significantly reduced operations in an effort to sustain resources for the bankruptcy litigation. Because of the bankruptcy proceedings, we were forced to curtail our marketing activities. Our operating cycle is typically longer than one year. We anticipate lower revenue volumes in the near term as we begin our fund raising efforts and begin the booking of new advances on cases. Our total liabilities exceeded our total assets by $19,289,143 at September 30, 2004. As discussed in Note Five to the financial statements, the largest portion of our liabilities relate to an approximate $26.3 million note arising from the reorganization plan. This Note has no specific schedule of repayment and we are required to repay only to the extent we successfully collect funds from accounts receivable and contingent advances that we entered into and up until February 26, 2004. The holders of this Note have no other recourse to us for repayment. Further, in the ordinary course of events, this would raise substantial doubt about our ability to continue as a going concern. However, we believe that it is important to note that we recognize revenue from advances only when a case has been resolved and when we are reasonably confident that fees calculated will in fact be realized. As of the nine months ended September 30, 2004, if we made no further advances to plaintiffs or their attorneys, our management estimates that we can reasonably expect to collect approximately $25 to $30 million in fees and return of principal over the next 12-24 months from open cases. The estimate is based on historical performance and other factors affecting each case. The litigation that resulted in the filings under the Chapter 11 statutes has directly affected our ability to collect on receivables primarily because some clients felt emboldened by the overarching threat of dissolution during that time to challenge their obligations to pay amounts due to us. This has resulted in the filing of numerous lawsuits in the Federal Bankruptcy Court. Strenuous legal collection activity seems to have stemmed this trend and we are having success in collecting on judgments from previously recalcitrant clients. Some of those clients felt that it would be advantageous to try to negotiate with a trustee to pay pennies on the dollar if anything at all.

OPERATING ACTIVITIES:

During the nine months ended September 30, 2004, net cash provided by operating activities increased by $62,899, compared to net cash used in operating activities of $446,993 during the same period in 2003. The increase in net cash provided by operating activities resulted primarily because of the successful confirmation of the reorganization plan and significant slow down in operations as we devoted our energy and resources to our restructuring. Expenses related to the reorganization accumulated to more than $480,000. Other factors include the successful collection of accounts receivable that we previously considered lost.

Selling expenses of $28,301 showed a significant decrease for the nine months ended September 30, 2004 compared to selling expenses of $923,029 during the same period in 2003. This was largely attributable to the fact that no new business could be solicited during the bankruptcy litigation and, additionally, to the fact some selling expenses that were capitalized in 2003 were written off in the nine months ended September 30, 2003. The lower general and administrative expenses of approximately $2.1 million for the nine months ended September 30, 2004, compared to approximately $2.8 million dollars in the same period in 2003, reflects the slow down in operations and reduction in overhead as we conserved resources to defend ourselves during the bankruptcy litigation. The increase in interest expense for the nine months ended September 30, 2004 compared to the similar period in 2003 reflects the interest accrued on the approximately $26 million IEP note discussed above.

The reduced operating expenses shown for the three months ended September 30, 2004 compared to a similar period in 2003 reflect the sharply curtailed operations resulting from the bankruptcy litigation. The restart of operations following the Confirmation of the Plan of Reorganization did not yet have a material effect on these expenses for the period ended September 30, 2004. The increase in revenues for the Three month period ended September 30, 2004 compared to the three months ended September 30, 2003 reflects more cases settling, improved communication with clients that were previously recalcitrant and strenuous collection activities following the confirmation of the Reorganization Plan.

FOR THE YEAR ENDED DECEMBER 31, 2003 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 2002

RESULTS OF OPERATIONS:Our results of operations for the year ended December 31, 2003 consisted of primarily of our operations and those of our wholly-owned subsidiary, California LitFunding (CLF). The results of operations for the year ended December 31, 2002 consisted of the operations of CLF.

REVENUES AND COST OF REVENUES: We reported revenues of $1,535,613 and $2,461,892 during the year ended December 31, 2003 and 2002, respectively. The decrease in revenue in the year ended December 31, 2003 over a similar period in the prior year was primarily due to postponement of court hearings and a growing reluctance of attorneys (clients) to pay us amounts due to us. Apparently, the parties responsible for filing the involuntary bankruptcy petition against us on April 2, 2003, resulting in subsequent litigation and voluntary chapter 11 filings by us and by CLF, mistakenly believed that they would have the opportunity to repay us cents on the dollar or nothing at all.

General and administrative expenses were $3,425,009 and $3,458,599 during the year ended December 31, 2003 and 2002, respectively. Reserve for unsuccessful resolution of lawsuits and related accounts receivable (on settled cases) went down to $1,267,824 in the year ended December 31, 2003 as compared to $2,136,487 in the year ended December 31, 2002. Loss from operations was $4,105,923 and $4,496,691 during the year ended December 31, 2003 and 2002, respectively. The decrease in losses was not a large as it should have been primarily due to the filing of the involuntary bankruptcy petition against us on April 2, 2003 and subsequent related litigation.

Interest expense of $4,056,467 for the year ended December 31, 2003 and $2,945,511 for the year ended December 31, 2002 is related directly to disputed transactions that led to the filing of the involuntary bankruptcy petition against us on April 2, 2003 and subsequent related litigation. The accrual of these expenses has significantly affected the net loss for the years ended December 31, 2003 and 2004.

In February 2004, we reached agreement with the petitioning creditors and that plan has been incorporated into a reorganization plan scheduled for a confirmation hearing on May 26, 2004. The totality of all claims held by the petitioners have been incorporated into a plan note that will have an opening balance of $ 26,111,763 as of May 1, 2004. The accounting for this note may affect prior year financial statements when it is confirmed by the court and subsequently booked.

Net loss for the Year ended December 31, 2003 was $8,197,244 as compared to $7,443,002 for the year ended December 31, 2002. The basic and diluted net losses per share were $0.92 and $0.98 during the year ended December 31, 2003 and 2002, respectively.

LIQUIDITY AND CAPITAL RESOURCES: Our principal capital requirements during the year 2004 are to fund the internal operations, defend ourselves from the litigation described herein and fund the restart of the business subsequent to the confirmation of the reorganization plan. We plan to raise necessary funds by selling our own common shares or through the sale of interest bearing debentures to selected investors or a combination of these. We will also consider establishing relationships with selected business partners whose contributions include necessary cash.

As shown in the accompanying financial statements, we incurred a net loss of $8,197,244 for the year ended December 31, 2003 as compared to a net loss of $7,443,002 for the same period in 2002. Additionally, in accordance with GAAP, our total liabilities exceeded our total assets by $15,085,995 at December 31, 2003. In the ordinary course of events, this would raise substantial doubt about our ability to continue as a going concern. However, it is important to note that we recognize revenue from advances only when a case has been resolved and when we are confident that fees calculated will in fact be realized. As of December 31, 2003, if we made no further advances to plaintiffs or their attorneys, we believe that we can reasonably expect to collect approximately $30 to 36 million in fees and return of principal over the next 12-24 months from open cases. The estimate is based on historical performance and other factors affecting each case.

OPERATING ACTIVITIES: During the year ended December 31, 2003, net cash used in operating activities decreased to $403,896 compared to net cash used in operating activities of $13,053,020 during the same period in 2002. The decrease in net cash used from operating activities resulted primarily from fewer funds being available for advances to plaintiffs and their attorneys as we devoted our energy to defending ourselves against the involuntary bankruptcy petition filed against us on April 2, 2003 and subsequent related litigation. Other factors include the positive cash flow from prepaid commission of $864,196 in 2003 as compared to usage of cash from prepaid commission of $163,608 in the same period last year.

In addition, the Petitioner characterized (and we disputed) interest payable at December 31, 2003, almost all of which is included in the litigation described herein was $3,905,048.

INVESTING ACTIVITIES: Net cash used in investing activities during the year ended December 31, 2003 was $35,579 as compared to $57,059 for the same period in 2002.

FINANCING ACTIVITIES: Net cash provided by financing activities during the year ended December 31, 2003 was $216,436 as compared to cash provided by the financing activities of $10,735,762 during the same period in 2002. Decrease in cash flow from financing activities was mainly due to decrease in proceeds from investor participation and our inability to find new sources of capital while we were defending ourselves from the involuntary bankruptcy petition filed against us on April 2, 2003 and subsequent related litigation.

As a result of the above activities, we experienced a net decrease in cash of $233,039 for the year ended December 31, 2003 as compared to a net decrease of $2,374,317 in the year ended December 31, 2003.

We do not have any material capital expenditure commitments as of December 31, 2003.

We fully expect that we will be able to meet our contractual commitments under the plan of reorganization to be heard in a confirmation hearing on May 26, 2004. Additionally, we are actively working on attracting new sources of capital to restart the business and expect that we will be able to finalize some of these arrangements shortly after the effective date of a successful confirmation hearing on the reorganization plan.

OUR PLAN OF OPERATION FOR THE NEXT TWELVE MONTHS

To effectuate our business plan during the next twelve months, we must restart the marketing of our products and increase our product offerings. Demand for financing continues to remain strong and we have a backlog of requests for advances that we look forward to begin satisfying as soon as we have secured new capital or financing. On August 5, 2004 and September 29, 2004 we received separate non-binding letters of intent for new financing totaling $5,000,000 and we are aggressively pursuing other funding opportunities that have been presented to management. Concurrently, effective October 8, 2004 we moved operations to the State of Nevada to take advantage of the prevailing tax structure, business climate and commercial lending laws in that state. Additionally, we may start marketing of a new full recourse loan product in 2005. That product, which we anticipate will eventually become approximately 5% of our core business, will limit our exposure to losses, allow for earlier recognition of revenue and at the same time answer the demand in the legal community for more traditional borrowing facilities that carry a lower interest rate compared to the fees we currently charge for our non recourse advance product. We intend to expand our geographic market penetration and will explore opportunities to acquire assets or other companies in this industry.

We have cash of approximately $300,000 as of September 30, 2004. In the opinion of management, available funds will not satisfy our working capital requirements for the next twelve months. Nevertheless, our reorganization plan does provide for sufficient revenue to sustain operations. Our forecast for the period for which our financial resources will be adequate to support our operations involves significant risks and uncertainties and actual results could fail as a result of a number of factors.

We will also need to raise funds to continue to implement our business plan. We plan to raise these funds through private and institution or other equity offerings. We may attempt to secure other loans from lending institutions or other sources. There is no guarantee that we will be able to raise additional funds through offerings or other sources. If we are unable to raise funds, our ability to continue with operations will be materially hindered.

We do not anticipate that we will purchase or sell any significant equipment but we may enter into long or medium term lease in Las Vegas, Nevada. That lease is currently under the negotiation and will be with a related party. We do not yet know the terms of that agreement. In the event that we generate significant revenues and expand our operations, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment.

GOING CONCERN. The accompanying consolidated financial statements have been prepared in conformity with in accordance with accounting principles generally accepted in the United States of America, which contemplate continuation as a going concern. We incurred a net loss of $552,876 for the three months ended June 30, 2004 and as of June 30, 2004; we had a working capital deficit of $3,735,286 and a stockholder deficit of $3,732,365. In addition, as of June 30, 2004, we have not developed a substantial source of revenue. These conditions raise substantial doubt as to our ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

We are currently attempting to raise additional debt and equity financing for operating purposes. We require substantial capital to pursue our operating strategy, which includes commercialization of our products, and currently has limited cash for operations. Until we can obtain revenues sufficient to fund working capital needs and additional research and development costs necessary to obtain the regulatory approvals for commercialization, we will be dependent upon external sources of financing.

There can be no assurances that sufficient financing will be available on terms acceptable to us, or at all. If we are unable to obtain such financing, we will be forced to scale back operations, which could have an adverse effect on our financial condition and results of operations.

OFF-BALANCE SHEET ARRANGEMENTS. There are no off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

DESCRIPTION OF PROPERTY
-----------------------

PROPERTY HELD. As of the date specified in the following table, we held the following property:

============================= ========================= ========================= =========================
PROPERTY                         SEPTEMBER 30, 2004        DECEMBER 31, 2003         DECEMBER 31, 2002
----------------------------- ------------------------- ------------------------- -------------------------
Cash and Equivalents                  $307,514                  $51,676                    $5,223
----------------------------- ------------------------- ------------------------- -------------------------
Property and Equipment, net           $60,065                   $83,801                    $1,500
============================= ========================= ========================= =========================

OUR FACILITIES. Our executive, administrative and operating office is located at 3760 Pecos McLeod Drive, Las Vegas, Nevada 89121. We lease corporate office space from an affiliate of Mr. Stanley Weiner, a current board member. The leased space is 6,600 sq ft at market rates. The 6,600 sq ft constitutes less than 25% of the total of 30,000 sq ft available for lease in that office building in Las Vegas with two other long term established tenants taking up the remaining leaseable space, therefore we believe that the overall financial viability of operating that building does not depend on our lease of space in that office building. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
----------------------------------------------

RELATED PARTY TRANSACTIONS. Morton Reed, in accordance with his employment agreement has use of a leased company car costing approximately $680 per month plus insurance and taxes. We also pay for Dr. Reed's health insurance and medication and his rented accommodation as he takes up residency in Las Vegas since our recent move of our corporate offices and operations to the State of Nevada. Additionally see annual compensation information above.

Dr. Reed voluntary stopped taking salary in mid 2003 to assist us in the financing of the ongoing litigation. He resumed taking a reduced salary in 2004 in the amount of $150,000 per annum. The difference between that amount and the $252,000 he is entitled to is accrued as a liability by us. We have not yet determined the specific terms for treating Dr. Reed's deferred compensation.

Dr. Reed also owns 32,500 options to purchase shares of our common stock for $1.00 each, which expire February 3, 2007; as approved by the bankruptcy court in 2004, Dr. Reed also was issued 450,000 options to purchase shares of our common stock for $0.10 each, which expire June 23, 2007. Dr. Reed also owns 200,000 warrants to purchase shares of our common stock at $0.10 per share, which expire December 22, 2006. In December 2004, Dr. Reed also was granted 250,000 options to purchase shares of our common stock for $0.30 per share pursuant to our 2004 stock option plan.

Mr. Weiner also owns 5,000 options to purchase shares of our common stock at $1.00 per share which expire on March 3, 2007. As approved by the bankruptcy court in 2004, Mr. Weiner was granted 175,000 options to purchase shares of our common stock at $0.10 per share which expire June 23, 2007. In December 2004, Mr. Weiner was granted 350,000 options to purchase shares of our common stock for $0.30 per share pursuant to our 2004 stock option plan.

Mr. Cohen also owns a total of 275,000 options to purchase shares of our common stock as follows: 25,000 options to purchase shares of our common stock at $0.001 which expire on June 2, 2007; 25,000 options to purchase shares of our common stock at $0.001 which expire on October 2, 2007; 25,000 options to purchase shares of our common stock at $0.001 which expire on January 2, 2008; 25,000 options to purchase shares of our common stock at $0.001 which expire on April 2, 2008; as approved by the bankruptcy court, Mr. Cohen was granted 175,000 options to purchase shares of our common stock at $0.10 which expire on June 23, 2007. In December 2004, Mr. Cohen was granted 350,000 options to purchase shares of our common stock for $0.30 per share pursuant to our 2004 stock option plan.

In 2004, the bankruptcy court also approved the issuance of shares of stock in lieu of salary to our current officers and directors as follows: in August 2004, Morton Reed received 125,015 shares of our unrestricted common stock, David Cohen received 1,188 unrestricted shares of our common stock, and Stanley Weiner received unrestricted 2,000 shares of our common stock.

We lease corporate office space from an affiliate of Mr. Stanley Weiner, current board member. The leased space is 6,600 sq ft at market rates. The 6,600 sq ft constitutes less than 25% of the total of 30,000 sq ft available for lease in that office building in Las Vegas with two other long term established tenants taking up the remaining leaseable space, therefore we believe that the overall financial viability of operating that building does not depend on our lease of space in that office building. Compensation our directors received during 2003 is listed below.

                         Morton Reed             $2,000
                         Stanley Weiner          $1,000
                         J. Holt Smith*          $2,000
                         Michael Marcelli*       $3,000


                                *former directors

Our directors are anticipated to receive cash compensation for their services as directors during 2004 as indicated below.

                         Morton Reed             $3,000
                         Stanley Weiner          $3,000
                         David Wallace           $3,000
                         Howard Appel            $3,000
                         Andrew Scherr           $3,000

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

     o    disclosing such transactions in prospectuses where required;
     o disclosing in any and all filings with the Securities and Exchange Commission, where required;
     o    obtaining disinterested directors consent; and
     o    obtaining shareholder consent where required.

CONFLICTS RELATED TO OTHER BUSINESS ACTIVITIES. The persons serving as our non-independent or inside directors may have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities not related to but in addition to us. As a result, conflicts of interest between the activities of that person and our activities may occur from time to time; those directors have committed to recuse themselves from board decisions that may represent such conflict of interest.

We will attempt to resolve any such conflicts of interest in our favor. Our officers and directors are accountable to us and our shareholders as fiduciaries, which requires that these officers and directors exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on our behalf or on behalf of that shareholder and all other similarly situated shareholders to recover damages, or for other relief, if our officers and directors breach their fiduciary duty to us.

Our officers and directors may become subject to various conflicts of interest because of relationships with us and our Affiliates. The majority of members of our board of directors are independent and any conflicts that do arise will be resolved by the exercise of the judgment of those officers and directors consistent with their fiduciary responsibility to our shareholders and our objectives and policies.

INTEREST IN OTHER BUSINESSES. Our independent directors now serve and may in the future organize and serve as management of other businesses. These directors may have legal and financial obligations with respect to these other businesses, which are similar to their obligations owed to us. These directors may be compensated by other business entities for their activities related to those other business entities; such compensation may exceed that payable in connection with our operations. In the event that any such outside interests pose a potential conflict between our interests and operations, our directors have committed to recuse themselves from any board decisions that may be necessary in regard to those businesses.

ALLOCATION OF TIME. As a result of their possible future interests in other businesses and the fact that they have also engaged and will continue to engage in other business activities, our officers and directors will have conflicts of interests in allocating their time between us and other activities in which they are involved. We believe, however, that our officers and directors have sufficient time and resources to discharge fully and completely their responsibilities to our business, and to all businesses in which they are involved.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
--------------------------------------------------------

REPORTS TO SECURITY HOLDERS. We are a reporting company with the Securities and Exchange Commission, or SEC. The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

PRICES OF COMMON STOCK. We participate in the OTC Bulletin Board, an electronic quotation medium for securities traded outside of the Nasdaq Stock Market, and prices for our common stock are published on the OTC Bulletin Board under the trading symbol "LFDG". This market is extremely limited and the prices quoted are not a reliable indication of the value of our common stock.

Following is information about the range of high and low bid prices for our common stock for each fiscal quarter since our stock commenced trading. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.


-------------------------------------------------------------------------------

  QUARTER ENDED                 HIGH BID QUOTATION           LOW BID QUOTATION
-------------------------------------------------------------------------------
9/30/02*                $               .01           $              .01
-------------------------------------------------------------------------------
12/31/02*               $               .01           $              .01
-------------------------------------------------------------------------------
3/31/03 *               $               .02           $              .02
-------------------------------------------------------------------------------
6/30/03                 $               .10           $              .10
-------------------------------------------------------------------------------
9/30/03                 $               .01           $              .01
-------------------------------------------------------------------------------
12/31/03                $               .01           $              .01
-------------------------------------------------------------------------------
03/31/04 (3/22/04)      $               .54           $              .54
-------------------------------------------------------------------------------
06/30/04 (7/20/04)      $               .90           $              .90
-------------------------------------------------------------------------------
09/30/04                $               .54           $              .54
-------------------------------------------------------------------------------
      * Quoted market price prices are for shares of our stock prior to the merger effective February 25, 2003.

As of December 21, 2004, there were 11,220,063 shares of common stock issued and outstanding and 50,000,000 shares authorized, and no shares of preferred stock issued and outstanding of the 10,000,000 shares authorized. During the years ended December 31, 2003 and 2002 we issued 5-year 9% convertible debentures amounting to $200,000, due January 1, 2007. The registered holders of the debentures have the right, after one year prior to maturity, to convert the principal at the original conversion price of $10 for one common share or at the adjusted conversion price. We also have 250,000 warrants and 2,342,500 options to purchase shares of our common stock outstanding as of December 21, 2004.

DIVIDENDS. We have not declared or paid any cash dividends on our common stock since our formation, and the board of directors currently intends to retain all of our earnings, if any, for our business. The declaration and payment of cash dividends will be at the discretion of the board of directors.

On November 2, 2004 we effected a stock dividend of one share for each ten shares of common stock held by stockholders of record as of the close of business on October 28, 2004. Fractional shares were rounded up. The dividend increased the total number of shares outstanding from approximately 9,812,447 to 11,467,333.

EQUITY COMPENSATION PLANS. We adopted the employee stock plan from RP Entertainment Inc., as referenced in the registration statement on Form S-8 filed on September 10, 2003. We also adopted a stock option plan in 2004 which was approved by our shareholders in August 2004.

------------------------------- ------------------------------ --------------------------------- --------------------------------
PLAN CATEGORY                    NUMBER OF SECURITIES TO BE    WEIGHTED-AVERAGE EXERCISE PRICE   NUMBER OF SECURITIES REMAINING
                                   ISSUED UPON EXERCISE OF         OF OUTSTANDING OPTIONS,        AVAILABLE FOR FUTURE ISSUANCE
                                OUTSTANDING OPTIONS, WARRANTS       WARRANTS AND RIGHTS(B)          UNDER EQUITY COMPENSATION
                                       AND RIGHTS (A)                                                 (EXCLUDING SECURITIES
                                                                                                    REFLECTED IN COLUMN (A))
------------------------------- ------------------------------ --------------------------------- --------------------------------
Equity compensation plans                  960,000                          $0.30                           2,823,255
approved by security holders
------------------------------- ------------------------------ --------------------------------- --------------------------------
Equity compensation plans not             2,383,500                         $0.37                               0
approved by security holders
------------------------------- ------------------------------ --------------------------------- --------------------------------
Total                                     3,343,500                         $0.35                           2,823,255
------------------------------- ------------------------------ --------------------------------- --------------------------------

Penny stock regulation. Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o    a toll-free telephone number for inquiries on disciplinary actions;
     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     o such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o    the bid and offer quotations for the penny stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

EXECUTIVE COMPENSATION
----------------------

The following table furnishes compensation information for the years ending December 31, 2003 and December 31, 2004 for the Chief Executive Officer; VP Finance and CFO. No other executive officers earned more than $100,000 during these years. During the years those officers received, and as of December 27, 2004 held the stock options and warrants disclosed below, which have been granted in connection with their services to us.

===================== ====== =================================== ================================================ ================
                                     ANNUAL COMPENSATION                     LONG TERM COMPENSATION

--------------------- ------ ----------------------------------- ------------------------------------------------ ----------------
 NAME AND PRINCIPAL    YEAR  SALARY    BONUS ($)  OTHER ANNUAL                AWARDS                   PAYOUTS       ALL OTHER
      POSITION                 ($)              COMPENSATION ($)                                                   COMPENSATION
--------------------- ------ --------- -------- ---------------- ----------------------------------- ------------ ----------------
                                                                  RESTRICTED        SECURITIES           LTIP
                                                                 STOCK AWARDS       UNDERLYING       PAYOUTS ($)
                                                                     ($)         OPTIONS/SARS (#)
--------------------- ------ --------- -------- ---------------- -------------- -------------------- ------------ ----------------
--------------------- ------ --------- -------- ---------------- -------------- -------------------- ------------ ----------------
Morton Reed,          2003   252,000    None          None           None           32,500 (1)           None      See Note 2
president , chief
executive officer
--------------------- ------ --------- -------- ---------------- -------------- -------------------- ------------ ----------------
                      2004   252,000    None          None           None           450,000(1)           None      See Note 3
                                                                                    250,000 (5)
--------------------- ------ --------- -------- ---------------- -------------- -------------------- ------------ ----------------
Stanley Weiner, VP    2003     None     None          None         100,000          750,000 (3)          None         None
Finance                                                           shares of
                                                                 common stock
--------------------- ------ --------- -------- ---------------- -------------- -------------------- ------------ ----------------
                      2004     None     None          None           None           175,000(2)           None         None
                                                                                    350,000 (5)
--------------------- ------ --------- -------- ---------------- -------------- -------------------- ------------ ----------------
David Cohen, chief    2003   125,000    None          None           None             100,000            None         None
financial officer,                                                              (sign-on incentive)
secretary, treasurer
--------------------- ------ --------- -------- ---------------- -------------- -------------------- ------------ ----------------
                      2004   125,000    None          None           None           175,000 (1)          None      See Note 4
                                                                                    350,000 (5)
--------------------- ------ --------- -------- ---------------- -------------- -------------------- ------------ ----------------
Michael Marcelli,     2003   100,000    None          None           None             20,000             None         None
former general
counsel
===================== ====== ========= ======== ================ ============== ==================== ============ ================

(1) Represents stock options issued for services. Dr. Reed's 32,500 options to purchase shares of our common stock for $1.00 per share and expire February 3, 2007; Dr. Reed's 450,000 options to purchase shares of our common stock for $0.10 per share expire on June 23, 2007. Dr. Reed also owns 200,000 warrants/options to purchase shares of our common stock at $0.10 per share, which expire December 22, 2006. In 2003, Mr. Cohen's 100,000 options were granted as follows: 25,000 options to purchase shares of our common stock at $0.001 which expire on June 2, 2007; 25,000 options to purchase shares of our common stock at $0.001 which expire on October 2, 2007; 25,000 options to purchase shares of our common stock at $0.001 which expire on January 2, 2008; 25,000 options to purchase shares of our common stock at $0.001 which expire on April 2, 2008. In 2004, Mr. Cohen received 175,000 options to purchase shares of our common stock at $0.10 which expire on June 23, 2007.

(2) Car allowance $676 per mo, plus insurance and DMV fees and Medical: $1,602 per 6 month periods, plus prescriptions and co-payments as needed. Apartment allowance in Las Vegas is anticipated to be approx. $1,800 per month beginning October 2004.

(3) Mr. Weiner received 450,000 warrants/options on October 8, 2003 and gifted 405,000 warrants/options on that same date; Mr. Weiner received 300,000 warrants/options on December 18, 2003 and gifted those 300,000 warrants/options and his remaining 45,000 warrants/options away in December 2003. Mr. Weiner also owns 5,000 options to purchase shares of our common stock at $1.00 per share which expire on March 3, 2007 and 175,000 options to purchase shares of our common stock at $0.10 per share which expire June 23, 2007.

(4) Medical $116 per month; cost of approx. 4 nights lodging in Las Vegas and airline fare from San Diego to Las Vegas beginning in October 2004 (estimated avg. $300 per week). Prior to that Mr. Cohen's cost of 3 nights lodging in Los Angeles at approx. $230 per week was provided.

(5) Additional stock options to purchase shares of our common stock for $0.30 per share, granted in December 2004 pursuant to our 2004 stock option plan.

Additional notes to above table:

(a) Dr. Reed voluntary stopped taking salary in mid 2003 to assist us in the financing of the ongoing litigation. Dr. Reed resumed taking a salary in 2004 but takes only $150,000 of the $252,000 to which he is entitled. The difference is accrued as a liability, though we have not yet determined treatment of the deferred portion of his salary.

(b) Option/Stock Appreciation Rights. Stock options were granted during 2003:
200,000 stock warrants/options and 32,500 options were granted to Morton Reed, 100,000 stock options were granted to David Cohen, 20,000 stock options were granted to Michael Marcelli and 325,000 options were granted to Stanley Tomchin.

(c) Aggregated Option/SAR Exercises and Fiscal Year End Option/SAR Value Table. There was no exercise during 2003 of stock options or SARs.


(d) Long Term Incentive Plan ("LTIP") Awards Table. We did not make any long term incentive plan awards to any executive officer in 2003.


(e) Compensation of Directors. Our directors are anticipated to receive cash compensation for their services as directors during 2004 as listed below.

                              Morton Reed             $3,000
                              Stanley Weiner          $3,000
                              David Wallace           $3,000
                              Howard Appel            $3,000
                              Andrew Scherr           $3,000

Compensation received by our directors during 2003 is listed below.

                              Morton Reed             $2,000
                              Stanley Weiner          $1,000
                              J. Holt Smith*          $2,000
                              Michael Marcelli*       $3,000

                           *former directors


(f) Employment Contracts. As a result of the Plan of reorganization, we are rewriting employment contracts with our executive officers.


Any compensation received by our officers, directors, and management personnel will be determined from time to time by our board of directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

EMPLOYEE STOCK COMPENSATION PLANS. In August 2002 while operating under the name RP Entertainment, Inc., we adopted our 2002 Employee Stock Compensation Plan Stock Incentive Plan, which set aside a total of 7,100,000 shares of our common stock for issuance to our officers, directors, employees, and consultants. Grants of stock options to such individuals made through December 31, 2003 were made under the terms of this plan.

In July 2003, our Board of Directors voted to amend the number of shares reserved for issuance under our 2002 Employee Stock Compensation Plan from 7,100,000 to 1,500,000.

In February 2003, we granted 532,500 options to our officers, directors and certain of our employees at the time. These include 32,500 options granted to Morton Reed, our chief executive officer and one of our directors; 100,000 options to David Cohen, our chief financial officer and corporate secretary ; 325,000 options to Stanley Tomchin, one of our former directors, and currently a principal shareholder; 20,000 options to Michael Marcelli, a former employee; 20,000 options to Alexandra Atwood, a former employee; 20,000 options to Brian Sokol, a former employee; 5,000 options to Brian Levine, a former employee; and 10,000 options to Cheryl Smith, a former employee.

In October 2003, we granted 200,000 warrants/options to Morton Reed, our chief executive officer and one of our directors; and 405,000 warrants/options to Stanley Weiner, one of our directors. In December 2003, we granted another 345,000 warrants/options to Mr. Weiner; he currently does not own any warrants/options, having subsequently gifted his 750,000 warrants/options to others.

In April 2004, our Board of Directors adopted a 2004 Executive Stock Option Plan, with the goal of providing certain of our directors, key employees and other qualified individuals or entities and the directors and key employees of any subsidiary corporation who are responsible for our continued growth an opportunity to acquire a proprietary interest in us, and, therefore, to create in such directors, key employees and other qualified individuals or entities an increased interest in and a greater concern for our welfare. In June 2004, this Plan was ordered and approved by the Bankruptcy Court and was again approved by the stockholders at the Annual shareholders meeting held on August 6, 2004.

In March 2004, we granted 50,000 options to Alexandra Atwood, a former employee; 450,000 options to Morton Reed, our chief executive officer and one of our directors; 175,000 options to David Cohen, our chief financial officer and corporate secretary; and 175,000 options to Stanley Weiner, our vice president for finance and one of our directors.

In December 2004, we granted options as performance bonuses to certain of our employees: 10,000 options to Jonnathan Guerrero, an employee; 250,000 options to Morton Reed, our chief executive officer and one of our directors; 350,000 options to David Cohen, our chief financial officer and corporate secretary; and 350,000 options to Stanley Weiner, our vice president for finance and one of our directors.

EMPLOYMENT CONTRACTS. We have an employment contract with Dr. Reed to pay him an annual salary of $252,000 plus a car allowance which currently costs approximately $680 per month, in addition to reimbursement of his moving and accommodations in Las Vegas plus healthcare costs. We also have an employment agreement with Mr. Cohen to pay him an annual salary of $125,000 plus health insurance, plus accommodations in Las Vegas and the cost of commuting from San Diego.

FINANCIAL STATEMENTS

ITEM 1.  FINANCIAL STATEMENTS

LITFUNDING, CORP.

Consolidated Balance Sheet at September 30, 2004 (UNAUDITED)

ASSETS
   Cash and cash equivalents                                                                $          307,514
   Accounts receivable, net of allowance for doubtful accounts of $923,995                           1,385,992
   Contingent advances less reserve for unsuccessful
        resolutions of lawsuit of $2,861,074                                                         8,639,226
   Property and equipment, net of accumulated depreciation of $58,874                                   60,065
   Other assets                                                                                          9,579
                                                                                             ------------------
TOTAL ASSETS                                                                                       $10,402,376
                                                                                             ==================

LIABILITIES AND STOCKHOLDERS' DEFICIT:
 Liabilities Not Subject to Compromise -
  Accounts payable                                                                          $          352,451
  Accrued liabilities                                                                                  371,874
  Notes payable                                                                                         25,000
  Investor participation obligations                                                                   175,000
                                                                                             ------------------
     Total liabilities not subject to compromise                                                       924,325
                                                                                             ------------------

 Liabilities Subject to Compromise -
  IEP plan note                                                                                     26,275,709
  Trade and other miscellaneous claims                                                                 539,772
  IEP plan note interest                                                                             1,751,713
  Debentures                                                                                           200,000
                                                                                             ------------------
     Total liabilities subject to compromise                                                        28,767,194

                                                                                             ------------------
      Total liabilities                                                                             29,691,519
                                                                                             ------------------

STOCKHOLDERS' DEFICIT:
   Preferred stock, $0.001 par value, 10,000,000 shares
     authorized, none issued and outstanding                                                                 -
   Common stock,$0.001 par value, 50,000,000 shares
     authorized, 9,812,447 issued and outstanding                                                        9,812
   Additional paid-in capital                                                                        3,685,819
   Accumulated deficit                                                                             (22,984,774)
                                                                                             ------------------
      Total stockholders' deficit                                                                  (19,289,143)
                                                                                             ------------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                                 $       10,402,376
                                                                                             ==================




   The accompanying notes are an integral part of these unaudited consolidated financial statements.

LITFUNDING CORP.

Consolidated Statements of Operations for the Three and Nine Month Periods ended September 30, 2004 and 2003 (UNAUDITED)




                                                               THREE MONTHS                           NINE MONTHS
                                                             ENDED SEPTEMBER 30                    ENDED SEPTEMBER 30
                                                          2004              2003                 2004              2003
                                                     ----------------  ----------------     ----------------  ---------------
NET REVENUE                                          $       283,805   $       134,505      $     2,099,484   $    1,095,823

OPERATING EXPENSES
   Selling                                                    28,301           498,809               28,301          923,029
   Reserve for doubtful accounts receivable                  194,606           520,428              840,689          779,749
   General and administrative expenses                       122,320           727,776            2,119,188        2,777,113
                                                     ----------------  ----------------     ----------------  ---------------
     Total expenses                                          345,227         1,747,013            2,988,178        4,479,891
                                                     ----------------  ----------------     ----------------  ---------------

LOSS FROM OPERATIONS                                         (61,422)       (1,612,508)            (888,694)      (3,384,068)

OTHER (INCOME) AND EXPENSES
   Interest (expense), net of interest income             (1,319,471)         (952,084)          (3,352,828)      (2,858,731)
   Rental income                                                   -                 -                6,609                -
  Other income (expense)                                      17,188                 -               91,446                -
                                                     ----------------  ----------------     ----------------  ---------------
     Total other income (expenses)                        (1,302,283)         (952,084)          (3,254,773)      (2,858,731)
                                                     ----------------  ----------------     ----------------  ---------------
(LOSS) BEFORE REORGANIZATION
ITEMS AND INCOME TAXES                                    (1,363,705)       (2,564,592)          (4,143,467)      (6,242,799)

REORGANIZATION ITEMS
Professional fees                                                  -                 -             (140,000)               -
                                                     ----------------  ----------------     ----------------  ---------------

(LOSS) INCOME BEFORE INCOME TAXES                         (1,363,705)       (2,564,592)          (4,283,467)      (6,242,799)

INCOME TAX (BENEFIT) PROVISION                                     -                 -                    -            1,600
                                                     ----------------  ----------------     ----------------  ---------------

NET INCOME (LOSS)                                    $    (1,363,705)  $    (2,564,592)     $    (4,283,467)  $   (6,244,399)
                                                     ================  ================     ================  ===============

NET (LOSS) PER SHARE
   Basic                                             $         (0.14)  $         (0.28)     $         (0.45)  $        (0.73)
                                                     ================  ================     ================  ===============
   Diluted                                           $         (0.14)  $         (0.28)     $         (0.45)  $        (0.73)
                                                     ================  ================     ================  ===============

WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING
   Basic                                                   9,681,491         9,165,250            9,501,722        8,591,532
                                                     ================  ================     ================  ===============
   Diluted                                                 9,681,491         9,165,250            9,501,722        8,591,532
                                                     ================  ================     ================  ===============







   The accompanying notes are an integral part of these unaudited consolidated financial statements.

LITFUNDING CORP.

Consolidated Statements of Cash Flows for the
Nine Month Periods Ended September 30, 2004 and 2003 (UNAUDITED)



CASH FLOWS FROM OPERATING ACTIVITIES:                                         2004              2003
  Net loss                                                               $    (4,283,467)  $    (6,244,399)
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
  Depreciation and amortization                                                   20,128            23,955
  Reserve for unsuccessful resolution of lawsuits                                (48,393)          779,749
  Shares issued for compensation                                                       -            89,500
  Shares issued to creditors                                                      80,320
  Reserve for bad debts                                                          435,920                 -
  Gain on discount of pre-petition debt                                          (74,258)                -
  Loss on disposal of assets                                                       6,155
  Gain on forgiveness of debt                                                    (20,734)
  Deferred compensation                                                                -            29,250
  Changes in assets and liabilities:
    Trade and other accounts receivable                                       (1,081,809)          342,136
    Contingent advances                                                        1,132,050           525,978
    Prepaid commissions on contingent advances                                         -           871,699
    Deposits and other assets                                                      9,856             5,604
    Accounts payable and accrued expenses                                         12,716           411,765
    Interest payable                                                           1,582,930         2,717,770
    IEP note accrued interest                                                  1,751,713                 -
    Trade and other claims subject to compromise                                 539,772
                                                                         ----------------------------------
          Net cash provided by (used in) operating activities                     62,899          (446,993)
                                                                         ----------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Receipt of cash on acquisition                                                       -            25,000
  Purchases of property and equipment                                             (2,547)          (15,899)
                                                                         ----------------  ----------------
          Net cash used in investing activities                                   (2,547)            9,101
                                                                         ----------------  ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from investor participation borrowings                                175,000           118,507
  Acquisition of treasury stock                                                        -            (7,000)
  Proceeds from note payable                                                      25,000
  Principal payments on capital lease obligations                                 (4,514)                -
  Debenture                                                                            -            70,000
                                                                         ----------------------------------
          Net cash  provided by financing activities                             195,486           181,507
                                                                         ----------------  ----------------

INCREASE (DECREASE) IN CASH                                                      255,838          (256,385)
                                                                                       -
CASH, BEGINNING OF PERIOD                                                         51,676           274,715
                                                                         ----------------  ----------------

CASH, END OF PERIOD                                                      $       307,514   $        18,330
                                                                         ================  ================






  The accompanying notes are an integral part of these unaudited consolidated financial statements.

                                       36



LITFUNDING CORP.

Consolidated Statements of Cash Flows for the
Nine Month Periods Ended September 30, 2004 and 2003 (UNAUDITED), continued




SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:                             2004              2003
                                                                         ----------------  ----------------

         Income tax paid                                                 $             -   $         1,600
                                                                         ================  ================
         Interest paid                                                   $         8,975   $       123,262
                                                                         ================  ================


SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
FINANCING ACTIVITIES:
       Assets acquired under capital lease obligation                    $             -   $        27,001
                                                                         ================  ================
       Note payable issued for relief of debt and interest payable       $    26,275,709   $             -
                                                                         ================  ================
       Accrued interest added to bankruptcy liabilities                  $     1,751,713   $             -
                                                                         ================  ================
       Issuance of shares for compensation                               $             -   $        89,500
                                                                         ================  ================
       Shares issued to creditors                                        $        80,320   $             -
                                                                         ================  ================





  The accompanying notes are an integral part of these unaudited consolidated financial statements.

NOTE 1: ORGANIZATION AND BASIS OF PRESENTATION

LitFunding Corp. ("The Company") was incorporated in the state of Nevada under its original name of RP Entertainment. The Company serves as a holding company for its wholly owned subsidiaries, California LitFunding ("California LitFunding"), LitFunding USA, and E.Evolution Expeditions,Inc. (together the Company, LitFunding USA and California LitFunding are referred to herein as the "LitFunding Companies"). All operations of the Companies are conducted through California LitFunding California LitFunding owns substantially all of operating assets, employs all of the personnel, and pays the obligations of the LitFunding Companies. LitFunding USA will assume all operations in the last quarter of 2004. The Company's board of directors intends to spin off E.Evolution Expeditions, Inc. to the Company's shareholders in the fourth quarter of 2004. Litfunding USA, formed March 22, 2004, has itself formed and become the managing member of two wholly owned Limited Liability Companies, LFC 100, LLC and LFC 101, LLC formed July 28 and August 5, 2004, respectively, whose purpose is investing in litigation recoveries by advancing capital to various law firms.

California Litfunding is the successor-in-interest by merger to the "LitFunding Corp., a California corporation ("Litfunding I"). This merger resulted in the two entity corporate structure that now exists. LitFunding I began investing in litigation recoveries in 2000, by raising capital and advancing this capital to various law firms pursuant to "Settlement Agreements". These Settlement Agreements provide that the funds advanced shall be repaid, plus a fee, when the lawsuits referenced in the agreement ultimately settle. The exact amount of the fee payable on the funds advanced depends upon the length of time the funds are outstanding, up to a fixed limit. Pursuant to the terms of the Settlement Agreements, California Litfunding's contractual right to payment (as successor to LitFunding I) is limited to the funds ultimately paid to the law firm from the specified lawsuit, or lawsuits, in which the funds are invested or expended.

 The merger referenced above was implemented in January of 2003. To implement this merger, the Company formed a wholly owned subsidiary (a Nevada corporation) called RP Acquisition Corp. The Company then acquired all of the common stock of LitFunding I. This merger was finalized on January 23, 2004, through the filing of the Articles of Merger for RP Acquisition Corp. Upon this filing, LitFunding I was merged into RP Acquisition Corp, which assumed title to all of its assets and liabilities. RP Acquisition Corp. then changed its name to California Litfunding. California LitFunding is now a wholly owned subsidiary of the Company, which serves as the publicly listed holding company.

As a result of the merger transaction with the Company, the former LitFunding I stockholders obtained control of the Company's voting stock. For financial accounting purposes, the acquisition was a reverse acquisition of the Company by California LitFunding, under the purchase method of accounting, and was treated as a recapitalization with California LitFunding as the acquirer. Accordingly, the historical financial statements have been restated after giving effect to the January 23, 2003, acquisition of the Company. The financial statements have been prepared to give retroactive effect to January 1, 2002, of the reverse acquisition completed on January 23, 2003, and represent the operations of California LitFunding. Consistent with reverse acquisition accounting: (i) all of California LitFunding's assets, liabilities, and accumulated deficit, are reflected at their combined historical cost (as the accounting acquirer) and
(ii) the preexisting outstanding shares of the Company (the accounting acquiree) are reflected at their net asset value as if issued on January 23, 2003.

On April 2, 2003 certain individuals and entities filed an involuntary bankruptcy petition against the Company in the United States Bankruptcy Court, Central District of California. After numerous legal proceedings, in November 2003, the Company stipulated to the entry of an order for relief, thereby placing the Company into a Chapter 11 proceeding. In January 2004, the Company's wholly owned operating subsidiary, California LitFunding, filed a voluntary Chapter 11 bankruptcy petition. In February of 2004, an order was entered substantively consolidating the Company's Chapter 11 estate with the Chapter 11 estate of California LitFunding. However, this order did not effectuate a merger between these two corporate entities. The bankruptcy plan was confirmed by the bankruptcy court in May 2004 and became effective on June 17th, 2004.

The Company incurred material net losses for the nine months ended September 30, 2004 and liabilities exceeded assets by approximately $19,000,000 at September 30, 2004. As discussed in Note 3, the Company has entered into a Chapter 11 Plan of Reorganization under the United States Bankruptcy Code. The ability of the Company to continue as a going concern is dependent upon successful operation under the bankruptcy plan, obtaining additional capital and financing, and generating positive cash flow from operations. The Company intends to seek additional capital either through debt or equity offerings and believes that increased volume and reduction in its lead time to finance and collect on funded cases will ultimately lead to profitability and positive cash flows. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash includes all short-term highly liquid investments that are readily convertible to known amounts of cash and have original maturities of twelve months or less. At times cash deposits may exceed government insured limits. At September 30, 2004, cash deposits exceeded those limits by approximately $140,000.

The statement of cash flows for the period ended September 30, 2004, includes an increase in accounts payable and accrued expenses of $415,000 related to professional fees associated with the Reorganization. The Company had expenditures of $125,500 and $180,000 related to the Reorganization professional fees during the nine month period ended September 30, 2004.

Principles of consolidation: The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, California LitFunding, Litfunding USA, Inc., LFC 100, LLC, LFC 101, LLC and E.Evolution Expeditions. All significant intercompany accounts and transactions have been eliminated.

Property and equipment is stated at cost less accumulated depreciation. Depreciation is recorded on a straight-line basis over the estimated useful lives of the assets ranging from 3 to 5 years. Depreciation expense for the three and nine months ended September 30, 2004 was $6,628 and $20,128.

Revenue recognition -The Company recognizes revenues earned in relation to the fees charges on the contingent advances upon successful resolution of the funded lawsuit. In accordance with the guidelines of Staff Accounting Bulletin (SAB) 101 and 104 and Statement of Financial Accounting Concepts (SFAC) No. 5, upon successful resolution of the lawsuit, including appeals, the fees become realizable and earned. At this time the fee is determinable and the collection ensured.

Income taxes - The Company provides for income taxes based on the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which, among other things, requires that recognition of deferred income taxes be measured by the provisions of enacted tax laws in effect at the date of financial statements. The company is a cash basis tax payer.

Financial Instruments - Financial instruments consist primarily of cash, accounts receivable, contingent advances, and obligations under accounts payable, accrued expenses, notes payable, debentures and the IEP plan note. The carrying amounts of cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of those instruments. The carrying value of the Company's contingent advances approximate fair value because the Company provides allowances for any estimated uncollectible amounts (see Note 4). The carrying value of notes payable and debentures approximate fair value because they contain market value interest rates and have specified repayment terms. The investor participation obligations are carried at the expected repayment amounts as determined by the individual contracts and most recently at the expected amounts allowed through the bankruptcy proceedings. Obligations under capital leases approximate fair value because the original balances approximated the fair value of the underlying equipment at the time the obligations were incurred. The Company has applied certain assumptions in estimating these fair values. The use of different assumptions or methodologies may have a material effect on the estimates of fair values.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates made in connection with the preparation of the accompanying financial statements include the carrying value of accounts and contingent advances receivable,

Stock-Based Compensation - Statements of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, ("SFAS 123") established accounting and disclosure requirements using a fair-value based method of accounting for stock-based employee compensation. In accordance with SFAS 123, the Company has elected to continue accounting for stock based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and has opted for the disclosure provisions of SFAS N.123

Impairment of long-lived assets is assessed by the Company whenever there is an indication that the carrying amount of the asset may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows generated by those assets to the assets' net carrying value. The amount of impairment loss, if any, is measured as the difference between the net book value of the assets and the estimated fair value of the related assets.

Net Loss Per Share: Net loss per share is calculated using the weighted average number of shares of common stock outstanding during the year. The Company has adopted the provisions of SFAS No. 128, Earnings Per Share.

Business Cycle: Because the nature of the Company's operations is such that the investment in contingent advances and ultimate resolution of cases and completion of the earnings process is generally longer than one year, an unclassified balance sheet is presented.

Recently Issued Accounting Pronouncements: In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 requires the classification as a liability of any financial instruments with a mandatory redemption feature, an obligation to repurchase equity shares, or a conditional obligation based on the issuance of a variable number of its equity shares. The Company does not have any financial instruments with a mandatory redemption feature. The Company believes the adoption of SFAS No. 150 will not have a material effect on the Company's financial statements.

In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). FIN 45 clarifies the requirements for a guarantor's accounting for and disclosure of certain guarantees issued and outstanding. The initial recognition and initial measurement provisions of FIN 45 are applicable to guarantees issued or modified after December 31, 2002. The disclosure requirements of FIN 45 are effective for financial statements for periods ending after December 15, 2002. The adoption of FIN 45 did not have a significant impact on the Company's financial statements.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities" (FIN 46). FIN No. 46 states that companies that have exposure to the economic risks and potential rewards from another entity's assets and activities have a controlling financial interest in a variable interest entity and should consolidate the entity, despite the absence of clear control through a voting equity interest. The consolidation requirements apply to all variable interest entities created after January 31, 2003. For variable interest entities that existed prior to February 1, 2003, the consolidation requirements are effective for annual or interim periods beginning after June 15, 2003. Disclosure of significant variable interest entities is required in all financial statements issued after January 31, 2003, regardless of when the variable interest was created. The Company is presently reviewing arrangements to determine if any variable interest entities exist but does not anticipate the adoption of FIN 46 will have a significant impact on the Company's financial statements.


NOTE 3: BANKRUPTCY PETITION AND REORGANIZATION

    On April 2, 2003, certain creditors filed an involuntary bankruptcy petition under Chapter 7 of the United States Bankruptcy Code against the Company. In the Petition, the Petitioning Creditors alleged that the Company was generally not paying its debts as they became due. The Company disputed this allegation. The Company and the Petitioning Creditors engaged in litigation regarding the merits of the involuntary petition, and the Petitioning Creditors rights under disputed contracts.

Pursuant to the terms of a stipulation with the Petitioning Creditors, the Company entered Chapter 11 effective November 19, 2003. The costs of litigating the merits of the Involuntary Petition, and the financial impact of the pending involuntary, so materially damaged both the Company and California LitFunding that it ultimately became necessary for both companies to enter into Chapter 11. Accordingly, California LitFunding entered into a Chapter 11 proceeding on January 26, 2004.

     In February of 2004, the litigation relating to the involuntary petition was settled. The settlement reached by and among the Company and the petitioning creditors has been incorporated into a reorganization plan that was confirmed at a court hearing on May 26, 2004 and became effective on June 17th, 2004.

    California Litfunding, as the operating entity, holds title to substantially all of the assets of the LitFunding Companies. The core assets within California Litfunding, and those with most of the value, are the Settlement Agreements. A total of approximately $18.6 million dollars was invested through the Settlement Agreements, approximately $9.2 million dollars in fees and principal have been recovered, approximately $2.2 million dollars are receivable, and approximately $2.1 million dollars in losses have been suffered. A principal balance of approximately $11.2 million dollars remains.

    Based upon the current status of the underlying lawsuits, the Company projects that between $25.0 million and $30.0 million dollars will be collected over the next three years on the lawsuits subject to Settlement Agreements.

The Company's primary liabilities are summarized in the following paragraphs:

          A. Administrative and Priority Claims. The claims within this class total approximately $360,000 through September 30, 2004. Most of this amount represents the fees and costs payable to the LitFunding Companies' general insolvency counsel, Winthrop Couchot, P.C. The balance represents sums owed to accountants, and approximately $10,000 in priority wages owed to two officers of the LitFunding Companies;

          B. Gap Claims. During the period between the filing of the involuntary petition and the date on which the Company stipulated to the entry of an order for relief, certain claims accrued. Substantially all of these claims accrued in favor of two law firms that were defending the Company against the involuntary filing. The LitFunding Companies have reached an agreement with these claimants. In summary, 40% of those claims were paid in July 2004 and the balance of their claims will be paid over the next twelve months;

          C. Debenture Claims. In calendar years 2002 and 2003 California Litfunding issued debentures to seven individuals, creating approximately two hundred thousand dollars ($200,000) in debt obligations. These claims are unsecured and they are undisputed.

          D. Unsecured Claims Other Than Debenture Claims and IEP Claims. The Debtors have approximately $500,000 in allowed unsecured claims. Approximately 5% of this amount was paid in July 2004 and approximately 400,000 shares were issued to debtors in accordance with the Plan of Reorganization.

          E. IEP Claims. Pursuant to the Settlement Agreement entered into by and between The Company and the IEP petitioning creditors, each and every claim held by the IEP petitioning creditors has been fixed in the Plan. The totality of all claims held by the IEP petitioning creditors has been incorporated into the Plan Note. The Plan Note has an opening balance of $26,275,709 as of May 1, 2004. Except as set forth in the Plan of Reorganization, the Debtors are not responsible for payment of the indebtedness and the creditors can only look to the specific collateral granted in the note for repayment of the note. Collateral does not extend to any Settlement Agreements entered into after February 26, 2004.

          F. Interest Holders. Interest holders are the parties who hold ownership interest (i.e., equity interest) in The Company. The Plan creates two classes of interests. Class 7, which is comprised of the Company, as the holder of all of the common stock of California Litfunding, and Class 8, which is comprised of all of the holders of common stock interests in the Company. These classes are not impaired under the terms of the Plan.

         The Plan presented to the court and ruled in favor of on May 26, 2004 incorporates both a business plan, and a legal framework for the payment of claims. The business plan sets forth how the Company intends to generate the funds necessary to meet the monetary obligations fixed in the Plan. The legal framework details what each class of creditors will receive under the terms of the Plan.

         The business plan incorporated into the Plan is designed to accomplish two core objectives. The first core objective is to maximize the funds collected to be collected. The second core objective is to essentially restart The LitFunding Companies' business model by raising and investing additional capital in new lawsuits.

The Company intends to repay all obligations in full. However, the Company has rejected capital lease and an operating lease. Claims are impaired as that termed is used in the Bankruptcy Code because obligations will be paid out over specified long term periods different from the original terms of the agreements. However, for accounting purposes, the Company does not believe any of the obligations are compromised at September 30, 2004, based on the expected amount of allowed claims.

NOTE 4: ACCOUNTS RECEIVABLE AND CONTINGENT ADVANCES

Accounts receivable represents unpaid amounts due for the return on contingent advances and fees earned on cases in which there have been positive resolutions. Allowances for bad debts amounted to $923,995 as of September 30, 2004.

The Company enters into agreements with lawyers and law firms whereby the Company underwrites and funds litigation costs on selected cases. Generally, the Company will be repaid those amounts plus negotiated fees when a case is settled and awards are received by the plaintiffs. These agreements are non-recourse but are secured by a lien against any awards in the case. Fees are generally based on the length of time the advances are outstanding. If the fee is less than the award or settlement, the fees are reduced to the amount of the recovery.

Management estimates the net realizable value of contingent advances by periodically reviewing the progress of the cases with the attorneys trying them and past experience with similar cases. Management believes that on a portfolio wide basis, the Company has historically achieved a success rate of approximately 85% on cases that it has funded. This success rate may have been materially affected by the bankruptcy litigation in that the Company has had to institute several law suits against attorneys that took advantage of the litigation to not meet their obligations. Management monitors all cases and provides an allowance if it believes that any advances have been impaired. At September 30, 2004, there were contingent advances outstanding of $11,500,300 and a corresponding impairment allowance of $2,861,074.


NOTE 5: INVESTOR EQUITY PARTICIPATION OBLIGATIONS

The Company has raised capital to enable it to engage in the practice of funding the contingent advances by entering into so called Investor Equity Participation ("IEP") agreements. These agreements, the nature of which has been redefined and fixed as part of plan of reorganization, and the totality of all claims held by the IEP petitioning creditors has been incorporated into the Plan Note. The Plan Note had an opening balance of $26,275,709 as of May 1, 2004 and as of May 1, 2004 included an approximate $2,000,000 from the cancelled sale of stock and a predetermined retroactive return. This Plan note accrues interest at 20% per annum, and interest accrued on this note in the three and nine months ended September 30, 2004 was $1,313,785 and $1,751,713, respectively. Under the bankruptcy plan these obligations are to be repaid only to the extent the Company successfully collects funds from accounts receivable and contingent advances that were entered into and up to February 26, 2004. There is no other recourse. There is no specific schedule of repayment but the Company anticipates collections to be adequate to fully repay the IEP Note

In the three months ended September 30, 2004, the Company obtained new fundings of $175,000 that are presently structured as debt obligations. The Company and the investors are structuring the fundings in a manner that will result in the obligations only being repaid upon a successful resolution to the legal cases for which the fundings were advanced. Under these terms, the participant lender would be repaid the principal obligation plus 50% of the Company's remaining proceeds of the award upon successful resolution of the case. The structure is also anticipated to have no recourse to the Company should the case being funded, have an unsuccessful resolution, in that instance, the Company would not be obligated to the repay the original principal balance of the investment.

NOTE 6: DEBENTURES AND NOTE PAYABLE

During the years ended December 31, 2003 and 2002, the Company issued 5-year 9% convertible debentures amounting to $200,000, due January 1, 2007. Interest is due semi-annually on the first day of June and December of each year, commencing June 1, 2003 until fully paid. As part of the plan of reorganization, these debentures will have an amended maturity to June 15, 2008.

The registered holders of the debentures have the right, in the year prior to maturity, to convert the principal at the original conversion price of $10 for one Common share or at the adjusted conversion price. If and whenever on or after the date of this debenture, the Company issues or sells any share of common stock for a consideration per share less than the initial conversion rate, then upon such issue or sale, the initial conversion rate shall be reduced to the lowest net price per share at which such share of common stock have been issued. The debentures are subordinated to all the senior indebtedness, including debts under Equity Participation Agreement.

During the three months ended September 30, 2004, the Company issued a $25,000 note payable. This note accrues interest at 10% and is due when certain performance criteria are met.

NOTE 7: STOCKHOLDERS' DEFICIT

As discussed in Note 1, the Company entered into a merger agreement in January 2003, whereby 7,592,250 shares of its common stock were issued in exchange for all the issued and outstanding shares of the common stock of California LitFunding. The acquisition was a reverse acquisition of the Company by California LitFunding, under the purchase method of accounting, and was treated as a recapitalization with California LitFunding as the acquirer. Accordingly, the historical financial statements have been restated after giving effect to the January 23, 2003, acquisition of the Company.

During the nine months ended September 30, 2004 and 2003, the Company granted -850,000 and 100,000 stock options to officers and employees. The exercise price of these options is $0.10 per share. They vest immediately and expire in three years.

In July, 2004, in accordance with the Plan of reorganization, the Company issued approximately 400,000 ordinary shares to general creditors of the company.

NOTE 8: COMMITMENTS AND CONTINGENCIES

The Company is a defendant in several matters in litigation, many of which are in the normal course of business, including litigation for refunds of funds invested. The Company believes these suits are without merit and intends to defend these litigations in court of law.

The Company is involved in a suit alleging breach of contract, fraud, conspiracy and defamation. The claimants allege there was a finder's fee agreement between them and the founding officers/shareholders of the Company. The Company's position is that there was a negotiated agreement with the claimants that was honored. The claimants allege damages of $16 million. A hearing on objections to theses claims was heard on May 24, 2004 and an Order entered on October 28, 2004. Both claimants' claims for money were disallowed. Claims based upon a claim of debt or payment of money and/or claims for additional common stock were temporarily disallowed pending further hearings. Claimants have filed adversary complaints seeking the same relief. Motions to dismiss will be heard in February 2005. State claims for the same relief are pending but stayed. They are subject to res judicata dismissal upon conclusion of Federal proceedings.
..

The Company believes that all alleged claims will be settled through the bankruptcy court.

The Company has rejected the operating and capital leases through the bankruptcy proceeding.

NOTE 9: NET LOSS PER SHARE

Net loss per share is calculated using the weighted average number of shares of common stock outstanding during the period. Options to purchase 2,332,500 common shares were not considered in the calculation for diluted earnings per share for the nine month period ended September 30, 2004 because the effect of their inclusion would be anti-dilutive.

A summary of the net loss per share calculation for the nine month periods ended September 30, is presented below:

                                                2004                        2003
                                  ----------------- ------------- --------- -------------- ------------- --------
                                                                    Per                                    Per
                                   Income (Loss)       Shares      share    Income (Loss)     Shares      share
                                  ----------------- ------------- --------- -------------- ------------- --------
Net (Loss) Income                 $  (4,283,467)                            $(6,244,399)
Preferred stock dividends               (-0-)                                    (-0-)

BASIC EARNINGS PER SHARE

Loss available to common
stockholders                      $  (4,283,467)    9,501,722     $(0.45)   $(6,244,399)   8,591,532     $(0.73)

Effect of dilutive securities           N/A                                                                N/A


DILUTED EARNINGS PER SHARE        $  (4,283,467)    9,501,722     $(0.45)   $(6,244,399)   8,591,532     $(0.73)


NOTE 10: CONCENTRATION OF CREDIT RISK

The Company maintains cash balances at banks in California. Accounts are insured by the Federal Deposit Insurance Corporation up to $100,000. At times, the Company's cash balances may exceed insured limits. At September 30, 2004, the Company exceeded those limits by approximately $140,000.

Financial instruments that potentially subject the Company to concentrations of credit risk are primarily contingent advances and trade accounts receivable. The trade accounts receivable are due primarily from customers concentrated in California.

The Company's contingent advances are generally due from clients when the litigating case in question is settled favorably. Substantially all cases are being tried by lawyers in the state of California. Monies invested by the Company plus fees become part of the Companies accounts receivable and are due at that time less any settlement discount. The contingent advances balance at September 30, 2004 is comprised of numerous debtors. However, one debtor represents approximately 58% of the total balance at September 30, 2004. No other single note or debtor comprises greater than 10% of the total balance at September 30, 2004.

NOTE 11:  SUBSEQUENT EVENTS

On October 6, 2004, the Company announced that it had signed an additional non -binding letter of intent for a multi-stage $2.5 million dollar round of funding, for the purpose of funding litigation cases.


On November 2, 2004 The Company completed a previously announced stock dividend of one share for each ten shares of common stock held by stockholders of record as of the close of business on October 28, 2004. Fractional shares were rounded up. The dividend increased the total number of shares outstanding to 11,467,333.


                                   * * * * * *

ITEM 7.  FINANCIAL STATEMENTS




                             LITFUNDING CORPORATION
                             (Debtor-in-Possession)

                     Consolidated Financial Statements as of
                                December 31, 2003
                        And Independent Auditors' Report




                                                                           A-17
LITFUNDING CORP.



TABLE OF CONTENTS
         Independent Accountants' Report                                   A-2
     Consolidated Balance Sheet at December 31, 2003                       A-3
     Consolidated Statements of Operations for the years
       ended December 31, 2003 and 2002                                    A-4
     Consolidated Statements of Stockholder's Equity for the Years
     Ended December 31, 2003 and 2002                                      A-5
     Consolidated Statements of Cash Flows for the Years
       Ended December 31, 2003 and 2002                                    A-6
     Consolidated Statements of Cash Flows for the Years
       Ended December 31, 2003 and 2002
     Notes to Consolidated Financial Statements for the
       Years Ended December 31, 2003 and 2002                              A-8

                         INDEPENDENT ACCOUNTANTS' REPORT


To the Stockholders and Board of Directors of LitFunding Corp.:

We have audited the accompanying balance sheet of LitFunding Corp. (Debtor-in-Possession) as of December 31, 2003 and the related statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LitFunding Corp. as of December 31, 2003, and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred material net losses for the year ended December 31, 2003 and liabilities exceed assets by $15,085,995 at December 31, 2003. The Company has entered into a Chapter 11 Plan of Reorganization under the United States Bankruptcy Code. The uncertainty of the Company's ability to raise future funding and the lack of cash flow from operations raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are discussed in
Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.


/s/      EPSTEIN, WEBER & CONOVER, PLC
         Scottsdale, Arizona
         MAY 12, 2004

LITFUNDING, CORP.
(DEBTOR-IN-POSSESSION)
CONSOLIDATED BALANCE SHEET AT DECEMBER 31, 2003

ASSETS
   Cash and cash equivalents                                                   $         51,676
   Accounts receivable, net                                                             740,103
   Contingent advances less reserve for unsuccessful
        resolutions of lawsuit of  $2,909,467                                         9,722,883
   Property and equipment, net of accumulated depreciation of $41,363                    83,801
   Other assets                                                                          19,435
                                                                               -----------------
TOTAL ASSETS                                                                   $     10,617,898
                                                                               =================


LIABILITIES AND STOCKHOLDERS' DEFICIT:

  Accounts payable                                                             $        601,100
  Accrued liabilities                                                                   184,766
  Investor participation obligations                                                 18,814,550
  Lease payable                                                                          25,248
  Interest payable                                                                    5,878,229
  Debentures                                                                            200,000

                                                                               -----------------
      Total liabilities                                                              25,703,893
                                                                               -----------------

STOCKHOLDERS' DEFICIT:

Preferred stock, par value $0.001, 10,000,000 shares                                          -
     authorized, none issued and outstanding
   Common stock,$0.001 par value, 50,000,000 shares
     authorized, 9,410,850 issued and outstanding                                         9,411
   Additional paid-in capital                                                         3,605,900

   Accumulated deficit                                                              (18,701,306)
                                                                               -----------------
      Total stockholders' equity                                                    (15,085,995)
                                                                               -----------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                    $     10,617,898
                                                                               =================






              The accompanying notes are an integral part of these
                       consolidated financial statements.

LITFUNDING CORP.
(DEBTOR-IN-POSSESSION)
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS
ENDED DECEMBER 31, 2003 AND 2002
----------------------------------------------------



                                                                     2003               2002
                                                                ---------------    ----------------
NET REVENUE                                                     $    1,535,613      $    2,461,892

OPERATING EXPENSES:
     Selling                                                           948,703           1,363,497
     Reserve for doubtful accounts receviable                          488,075                   -
     Reserve for unsuccessful resolution of lawsuits                   779,749           2,136,487
     General and administrative expenses                             3,425,009           3,458,599
                                                                ---------------    ----------------
         Total expenses                                              5,641,536           6,958,583
                                                                ---------------    ----------------

LOSS FROM OPERATIONS                                                (4,105,923)         (4,496,691)
                                                                ---------------    ----------------

OTHER (INCOME) AND EXPENSES
     Interest (expense), net of interest income                     (4,056,467)         (2,945,511)
     Rental Income                                                      25,000                   -
     Loss on disposal of assets                                         (9,854)                  -
                                                                ---------------    ----------------

     Total other income (expense)                                   (4,041,321)         (2,945,511)
                                                                ---------------    ----------------

(LOSS) BEFORE REORGANIZATION ITEMS AND INCOME TAXES                 (8,147,244)         (7,442,202)

REORGANIZATION ITEMS:
    Legal fees                                                          50,000                   -
                                                                ---------------    ----------------

(LOSS) INCOME BEFORE INCOME TAXES                                   (8,197,244)         (7,442,202)

INCOME TAX (BENEFIT) PROVISION                                               -                 800
                                                                ---------------    ----------------

NET INCOME (LOSS)                                               $   (8,197,244)    $    (7,443,002)
                                                                ===============    ================

NET (LOSS) PER SHARE:
  Basic                                                         $        (0.92)    $        (0.98)
                                                                ===============    ================

  Diluted                                                       $        (0.92)    $        (0.98)
                                                                ===============    ================

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
  Basic                                                              8,914,770           7,592,250
                                                                ===============    ================

  Diluted                                                            8,914,770           7,592,250
                                                                ===============    ================




              The accompanying notes are an integral part of these
                       consolidated financial statements.

LITFUNDING CORP.
(DEBTOR-IN-POSSESSION)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                 COMMON STOCK         PAID-IN          DEFERRED       ACCUMULATED
                                             SHARES      AMOUNT       CAPITAL        COMPENSATION       DEFICIT          TOTAL
                                          ------------ -----------  --------------  --------------  --------------- ----------------
 BALANCE DECEMBER 31, 2001                  7,592,250   $   7,592    $  4,167,920    $   (118,750)   $  (3,061,060)  $      995,702

   Shares issued for cash                      84,309          84          31,916                                            32,000

   Rescission of shares                    (3,964,157)     (3,964)          3,996                                                32

   Shares redemption                       (1,466,251)     (1,466)       (998,534)                                       (1,000,000)

   Amorization of deferred compensation                                                    39,000                            39,000

   Shares issued for services                  54,984          55         299,945                                           300,000

   Net loss                                                                                             (7,443,002)      (7,443,002)
                                          ------------ -----------  --------------  --------------  --------------- ----------------

 BALANCE DECEMBER 31, 2002                  2,301,135       2,301       3,505,243         (79,750)     (10,504,062)      (7,076,268)

  Recapitalization for reverse merger       5,969,115       5,969         (12,262)                                           (6,293)

   Shares issued for services               1,140,600       1,141         112,919                                           114,060

   Amorization of deferred compensation                                                    79,750                            79,750

   Net loss                                                                                             (8,197,244)      (8,197,244)
                                          ------------ -----------  --------------  --------------  --------------- ----------------

 BALANCE DECEMBER 31, 2003                  9,410,850   $   9,411    $  3,605,900    $          -    $ (18,701,306)  $  (15,085,995)
                                          ============ ===========  ==============  ==============  =============== ================





              The accompanying notes are an integral part of these
                       consolidated financial statements

LITFUNDING CORP.
(DEBTOR-IN-POSSESSION)
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE
YEARS ENDED DECEMBER 31, 2003 AND 2002



CASH FLOWS FROM OPERATING ACTIVITIES:                                           2003              2002
  Net (loss) income                                                      $    (8,197,244)   $   (7,443,002)
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
  Depreciation and amortization                                                   31,612            11,467
  Reserve for unsuccesfful resolution of lawsuits                                790,529         2,136,487
   Reserve for bad debts                                                        (134,567)          617,872
   Loss on disposal of asset                                                      10,733                 -
  Deferred compensation                                                           79,750            39,000
  Services and settlement paid by issuance of common stock                       114,060           300,000
  Changes in assets and liabilities:
    Trade and other accounts receivable                                          (39,462)       (1,148,287)
     Other asets                                                                  25,039                 -
    Other receivable                                                                   -            36,226
    Contingent advances                                                        1,493,900        (9,054,687)
    Prepaid commissions on contingent advances                                   864,196          (163,608)
    Deposits                                                                           -           (14,955)
    Accounts payable and accrued expenses                                        652,510            (2,271)
    Interest payable                                                           3,905,048         1,632,738
                                                                         ----------------  ----------------
          Net cash (used in) provided by operating activities                   (403,896)      (13,053,020)
                                                                         ----------------  ----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash paid in business acquisition                                              (25,000)                -
  Purchases of property and equipment                                            (10,579)          (57,059)
                                                                         ----------------  ----------------
          Net cash (used in) provided by investing activities                    (35,579)          (57,059)
                                                                         ----------------  ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from investor participation                                           154,385        11,977,890
  Issuance (purchase) of redeemable common stock                                       -        (1,000,000)
  Proceeds from issuance of common stock                                               -           434,322
  Investor Deposits                                                                    -          (823,750)
  Principal payments on capital lease obligations                                 (7,949)                -
  Debenture                                                                       70,000           130,000
  Loans payable, officer/shareholder                                                   -            (2,700)
  Shares issued on excersise options                                                   -            20,000
                                                                         ----------------  ----------------
          Net cash  provided by (used in) financing activities                   216,436        10,735,762
                                                                         ----------------  ----------------

INCREASE (DECREASE) IN CASH                                                     (223,039)       (2,374,317)

CASH, BEGINNING OF YEAR                                                          274,715         2,649,032
                                                                         ----------------  ----------------

CASH, END OF YEAR                                                        $        51,676    $      274,715
                                                                         ================  ================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
         Interest paid                                                   $       152,078    $    1,304,663
                                                                         ================  ================

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
AND FINANCING ACTIVITIES:
       Common stock options issued for services                          $             -    $            -
                                                                         ==================================
       Common stock issued for compensation                              $             -    $      300,000
                                                                         ==================================
      Accrued interest added to bankruptcy liabilities                   $       252,625    $            -
                                                                         ==================================






                 The accompanying notes are an integral part of
                    these consolidated financial statements.

LITFUNDING CORP.
(DEBTOR-IN-POSSESSION)
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE
         YEARS ENDED DECEMBER 31, 2003 AND 2002



SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

   Net book value of assets acquired in issuance of common for reverse
     merger                                                                   $     (6,293)   $        -
                                                                              ============    ===========

   Equipment acquired under capitalized leases                                $     33,197    $        -
                                                                              ============    ===========










              The accompanying notes are an integral part of these
                       consolidated financial statements.

1.       ORGANIZATION AND BASIS OF PRESENTATION

LitFunding Corp. ("The Company") was incorporated in the state of Nevada. The Company serves as a holding company for its wholly owned subsidiary, California LitFunding ("California LitFunding") (together the Company and California LitFunding are referred to herein as the "LitFunding Companies"), which is the entity for which all operations are conducted. It owns substantially all of operating assets, it employs all of the personnel, and it pays the obligations of both corporations.

California Litfunding is the successor-in-interest by merger to the "LitFunding Corp., a California corporation ("Litfunding I"). This merger resulted in the two entity corporate structure that now exists. LitFunding I began investing in litigation recoveries in 2000, by raising capital and advancing this capital to various law firms pursuant to "Settlement Agreements". These Settlement Agreements provide that the funds advanced shall be repaid, plus a fee, when the lawsuits referenced in the agreement ultimately settle. The exact amount of the fee payable on the funds advanced depends upon the length of time the fund are outstanding, up to a fixed limit. Pursuant to the terms of the Settlement Agreements, California Litfunding's contractual right to payment (as successor to LitFunding I) is limited to the funds ultimately paid to the law firm from the specified lawsuit, or lawsuits, in which the funds are invested or expended.

 The merger referenced above was implemented in January of 2003. To implement this merger, the Company formed a wholly owned subsidiary (a Nevada corporation) called RP Acquisition Corp. The Company then acquired all of the common stock of LitFunding I. This merger was finalized on January 23, 2004, through the filing of the Articles of Merger for RP Acquisition Corp. Upon this filing, LitFunding I was merged into RP Acquisition Corp, which assumed title to all of its assets and liabilities. RP Acquisition Corp. then changed its name to California Litfunding. California Litfunding, is now a wholly owned subsidiary of the Company, which serves as the publicly listed holding company.

As a result of the merger transaction with the Company, the former LitFunding I stockholders obtained control of the Company's voting stock. For financial accounting purposes, the acquisition was a reverse acquisition of the Company by California LitFunding, under the purchase method of accounting, and was treated as a recapitalization with California LitFunding as the acquirer. Accordingly, the historical financial statements have been restated after giving effect to the January 23, 2003, acquisition of the Company. The financial statements have been prepared to give retroactive effect to January 1, 2002, of the reverse acquisition completed on January 23, 2003, and represent the operations of California LitFunding. Consistent with reverse acquisition accounting: (i) all of California LitFunding's assets, liabilities, and accumulated deficit, are reflected at their combined historical cost (as the accounting acquirer) and
(ii) the preexisting outstanding shares of the Company (the accounting acquiree) are reflected at their net asset value as if issued on January 23, 2003.

On April 2, 2003 certain individuals and entities filed an involuntary bankruptcy petition against the Company in the United States Bankruptcy Court, Central District of California. After numerous legal proceedings, in November 2003, the Company stipulated to the entry of an order for relief, thereby placing the Company into a Chapter 11 proceeding. In January 2004, the Company's wholly owned operating subsidiary, California LitFunding, filed a voluntary Chapter 11 bankruptcy petition. In February of 2004, an order was entered substantively consolidating the Company's Chapter 11 estate with the Chapter 11 estate of California LitFunding. However, this order did not effectuate a merger between these two corporate entities. The Company anticipates confirmation of its plan of reorganization by the bankruptcy court in the second calendar quarter of 2004 (see Note 3).

The Company incurred material net losses for the year ended December 31, 2003 and liabilities exceed assets by $15,085,995 at December 31, 2003. As discussed in Note 3, the Company has entered into a Chapter 11 Plan of Reorganization under the United States Bankruptcy Code. The ability of the Company to continue as a going concern is dependent upon successful confirmation and operation under the bankruptcy plan, obtaining additional capital and financing, and generating positive cash flow from operations. The Company intends to seek additional capital either through debt or equity offerings and believes that increased volume and reduction in its lead time to finance and collect on funded cases will ultimately lead to profitability and positive cash flows. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash includes all short-term highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less. At times cash deposits may exceed government insured limits. At December 31, 2003, cash deposits did not exceeded those insured limits.

Principles of consolidation: The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, California LitFunding and E.Evolution Expeditions. All significant intercompany accounts and transactions are eliminated.

Property and equipment is stated at cost less accumulated depreciation. Depreciation is recorded on a straight-line basis over a period of the shorter of the applicable lease term or the estimated useful lives of the assets ranging from 3 to 5 years. Depreciation expense for the years ended December 31, 2003 and 2002 was $ 31,612 and $11,467, respectively.

Revenue recognition -The Company recognizes revenues earned in relation to the fees charges on the contingent advances upon successful resolution of the funded lawsuit. In accordance with the guidelines of Staff Accounting Bulletin (SAB) 101 and Statement of Financial Accounting Concepts (SFAC) No. 5, upon successful resolution of the lawsuit, including appeals, the fees become realizable and earned. At this time the fee is determinable and the collection ensured.

Income taxes - The Company provides for income taxes based on the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which, among other things, requires that recognition of deferred income taxes be measured by the provisions of enacted tax laws in effect at the date of financial statements. The company is a cash basis tax payer.

Financial Instruments - Financial instruments consist primarily of cash, accounts receivable, contingent advances, and obligations under accounts payable, accrued expenses, debentures, capital lease obligations and investor participation obligations. The carrying amounts of cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of those instruments. The carrying value of the Company's contingent advances approximate fair value because the Company provides allowances for any estimated uncollectible amounts (See Note 4). The carrying value of debentures approximate fair value because they contain market value interest rates and have specified repayment terms. The investor participation obligations are carried at the expected repayment amounts as determined by the individual contracts and most recently at the expected amounts allowed through the bankruptcy proceedings. Obligations under capital leases approximate fair value because the original balances approximated the fair value of the underlying equipment at the time the obligations were incurred. The Company has applied certain assumptions in estimating these fair values. The use of different assumptions or methodologies may have a material effect on the estimates of fair values.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates made in connection with the preparation of the accompanying financial statements include the carrying value of accounts and contingent advances receivable,

Stock-Based Compensation - Statements of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, ("SFAS 123") established accounting and disclosure requirements using a fair-value based method of accounting for stock-based employee compensation. In accordance with SFAS 123, the Company has elected to continue accounting for stock based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and has opted for the disclosure provisions of SFAS N.123

Impairment of long-lived assets is assessed by the Company whenever there is an indication that the carrying amount of the asset may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows generated by those assets to the assets' net carrying value. The amount of impairment loss, if any, is measured as the difference between the net book value of the assets and the estimated fair value of the related assets.

Net Loss Per Share: Net loss per share is calculated using the weighted average number of shares of common stock outstanding during the year. The Company has adopted the provisions of SFAS No. 128, Earnings Per Share.

Business Cycle: Because the nature of the Company's operations is such that the investment in contingent advances and ultimate resolution of cases and completion of the earnings process is generally longer than one year, an unclassified balance sheet is presented.

Recently Issued Accounting Pronouncements: In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 requires the classification as a liability of any financial instruments with a mandatory redemption feature, an obligation to repurchase equity shares, or a conditional obligation based on the issuance of a variable number of its equity shares. The Company does not have any financial instruments with a mandatory redemption feature. The Company believes the adoption of SFAS No. 150 will not have a material effect on the Company's financial statements.

In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). FIN 45 clarifies the requirements for a guarantor's accounting for and disclosure of certain guarantees issued and outstanding. The initial recognition and initial measurement provisions of FIN 45 are applicable to guarantees issued or modified after December 31, 2002. The disclosure requirements of FIN 45 are effective for financial statements for periods ending after December 15, 2002. The adoption of FIN 45 did not have a significant impact on the Company's financial statements.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities" (FIN 46). FIN No. 46 states that companies that have exposure to the economic risks and potential rewards from another entity's assets and activities have a controlling financial interest in a variable interest entity and should consolidate the entity, despite the absence of clear control through a voting equity interest. The consolidation requirements apply to all variable interest entities created after January 31, 2003. For variable interest entities that existed prior to February 1, 2003, the consolidation requirements are effective for annual or interim periods beginning after June 15, 2003. Disclosure of significant variable interest entities is required in all financial statements issued after January 31, 2003, regardless of when the variable interest was created. The Company is presently reviewing arrangements to determine if any variable interest entities exist but does not anticipate the adoption of FIN 46 will have a significant impact on the Company's financial statements.


3.       BANKRUPTCY PETITION AND REORGANIZATION

    On April 2, 2003, certain creditors filed an involuntary bankruptcy petition under Chapter 7 of the United States Bankruptcy Code against the Company. In the Petition, the Petitioning Creditors alleged that the Company was generally not paying its debts as they became due. The Company disputed this allegation. For approximately eleven months the Company and the Petitioning Creditors engaged in litigation regarding the merits of the involuntary petition, and the Petitioning Creditors rights under disputed contracts.

    Pursuant to the terms of a stipulation with the Petitioning Creditors, the Company entered Chapter 11 effective November 19, 2003. The costs of litigating the merits of the Involuntary Petition, and the financial impact of the pending involuntary, so materially damaged both the Company and California LitFunding that it ultimately became necessary for both companies to enter into Chapter 11. Accordingly, California LitFunding entered into a Chapter 11 proceeding on January 26, 2004.

     In February of 2004, the litigation relating to the involuntary petition was settled. The settlement reached by and among the Company and the petitioning creditors has been incorporated into a reorganization plan scheduled for a confirmation hearing on May 26, 2004.

    California Litfunding, as the operating entity, holds title to substantially all of the assets of the LitFunding Companies. The core assets within California Litfunding, and those with most of the value, are the Settlement Agreements. A total of approximately $18.6 million dollars was invested through the Settlement Agreements. Of this total, approximately $7.0 million dollars in principal has been recovered, $3.2 million dollars in "fees" have been paid, and $1.6 million dollars in losses have been suffered, leaving a principal balance owing of approximately $12.4 million dollars.

    Based upon the current status of the underlying lawsuits, the Company projects that between $30.0 million and $36.0 million dollars will be collected over the next three years on the lawsuits subject to Settlement Agreements

The Company's primary liabilities are summarized in the following paragraphs:

A. Administrative and Priority Claims. The claims within this class total approximately $200,000 through April 2004. Most of this amount represents the fees and costs payable to the LitFunding Companies'general insolvency counsel, Winthrop Couchot, P.C. The balance represents sums owed to accountants, and approximately $10,000 in priority wages owed to two officers of the LitFunding Companies;

B. Gap Claims. During the period between the filing of the involuntary petition and the date on which the Company stipulated to the entry of an order for relief, certain claims accrued. Substantially all of these claims accrued in favor of two law firms that were defending the Company against the involuntary filing. The LitFunding Companies have reached an agreement with these claimants. In summary, 40% of their claims will be paid on or before June 15, 2004 and the balance of their claims will be paid over the next twelve months;

C. Debenture Claims. In calendar years 2002 and 2003 California Litfunding issued debentures to seven individuals, creating approximately two hundred thousand dollars ($200,000) in debt obligations. These claims are unsecured and they are undisputed.

D.               Unsecured Claims Other Than Debenture Claims and IEP Claims.
                 The Debtors have approximately $500,000 in allowed unsecured claims.

E. IEP Claims. Pursuant to the Settlement Agreement entered into by and between The Company and the IEP petitioning creditors, each and every claim held by the IEP petitioning creditors has been fixed in the Plan. The totality of all claims held by the IEP petitioning creditors has been incorporated into the Plan Note. The Plan Note will have an opening balance of $26,111,763.00 as of May 1, 2004.

F. Interest Holders. Interest holders are the parties who hold ownership interest (i.e., equity interest) in The Company. The Plan creates two classes of interests. Class 7, which is comprised of the Company, as the holder of all of the common stock of California Litfunding, and Class 8, which is comprised of all of the holders of common stock interests in the Company. These classes are not impaired under the terms of the Plan.

         The Plan presented for confirmation incorporates both a business plan, and a legal framework for the payment of claims. The business plan sets forth how the Company intends to generate the funds necessary to meet the monetary obligations fixed in the Plan. The legal framework details what each class of creditors will receive under the terms of the Plan.

         The business plan incorporated into the Plan is designed to accomplish two core objectives. The first core objective is to maximize the funds collected to be collected. The second core objective is to essentially restart The LitFunding Companies' business model by raising and investing additional capital in new lawsuits.

The Company intends to repay all obligations in full. Claims are impaired as that termed is used in the Bankruptcy Code because obligations will be paid out over specified long term periods. However, for accounting purposes, the Company does not believe any of the obligations are compromised at December 31, 2003, based on the expected amount of allowed claims.

4.       ACCOUNTS RECEIVABLE AND CONTINGENT ADVANCES

Accounts receivable represents unpaid amounts due for the return on contingent advances and fees earned on cases in which there have been positive resolutions. Allowances for bad debts amounted to $488,075 as of December 31, 2003.

The Company enters into agreements with lawyers and law firms whereby the Company underwrites and funds litigation costs on selected cases. Generally, the Company will be repaid those amounts plus negotiated fees when a case is settled awards are received by the plaintiffs. These agreements are non-recourse but are secured by a lien against any awards in the case. Fees are generally based on the length of time the advances are outstanding. If the fee is less than the award or settlement, the fees are reduced to the amount of the recovery.

Management estimates the net realizable value of contingent advances by periodically reviewing the progress of the cases with the attorneys trying them and past experience with similar cases. Management believes that the Company has historically achieved a success rate of approximately 85% on cases that it has funded. Management monitors all case and provides an allowance if it believes that any advances have been impaired. At December 31, 2003, there were contingent advances outstanding of $12,632,350 and a corresponding impairment allowance of $2,909,467.

5.       INVESTOR PARTICIPATION OBLIGATIONS

The Company raised capital to enable it to engage in the practice of funding the contingent advances by entering into so called IEP agreements. These are considered to be investment/equity participation agreements the nature of which has been redefined and fixed as part of plan of reorganization and the totality of all claims held by the IEP petitioning creditors has been incorporated into the Plan Note. The Plan Note will have an opening balance of $26,111,763.00 as of May 1, 2004 and as of May 1, 2004 include an approximate $2,000,000 from the cancelled sale of stock and a predetermined retroactive return. These IEP's accrue interest at 20% per annum. Under the anticipated bankruptcy plan these obligations are to be repaid to the extent the Company successfully collects funds from accounts receivable and contingent advances. There is no specific schedule of repayment but the Company anticipates collections to be adequate to fully repay the IEP Note.

Costs associated with obtaining the capital, consisting mainly of commissions paid, are included as a reduction of the investor participations balance and are amortized over one year. Amortization for the years ended December 31, 2003 and 2002 was $154,385 and $786,176 respectively. A summary of investor participation is as follows:

                              December 31, 2003         December 31, 2002
                              -----------------         -----------------

Investor participation        $       18,814,550       $       18,814,550
Commissions                                - 0-                  (154,385)
                              ------------------       -------------------
                              $       18,814,550       $       18,660,165
                              ==================       ===================


6.       DEBENTURES

During the years ended December 31, 2003 and 2002, the Company issued 5-year 9% convertible debentures amounting to $200,000, due January 1, 2007. Interest is due semi-annually on the first day of June and December of each year, commencing June 1, 2003 until fully paid. As part of the plan of reorganization, these debentures will have an amended maturity to June 15, 2008.

The registered holders of the debentures have the right, after one year prior to maturity, to convert the principal at the original conversion price of $10 for one Common share or at the adjusted conversion price. If and whenever on or after the date of this debenture, the Company issues or sells any share of common stock for a consideration per share less than the initial conversion rate, then upon such issue or sale, the initial conversion rate shall be reduced to the lowest net price per share at which such share of common stock have been issued. The debentures are subordinated to all the senior indebtedness, including debts under Equity Participation Agreement.


7.       STOCKHOLDERS' DEFICIT

As discussed in Note1, the Company entered into a merger agreement in January 2003, whereby 7,592,250 shares of its common stock were issued in exchange for all the issued and outstanding shares of the common stock of California LitFunding. The acquisition was a reverse acquisition of the Company by California LitFunding, under the purchase method of accounting, and was treated as a recapitalization with California LitFunding as the acquirer. Accordingly, the historical financial statements have been restated after giving effect to the January 23, 2003, acquisition of the Company.

During the year ended December 31, 2003, the Company granted 1,140,600 shares of common stock to officers and employees as compensation for services rendered. The value of these shares was determined by the quoted trading price of the Company's common stock.

As discussed in Note 8, during May 2002, the Company had a private placement equity sale. Due to disclosures contained in the document, certain shareholders alleged error in judgment and breach of fiduciary duty on the part of one of the officer-shareholders, who subsequently resigned. The Company rescinded all shares that had been issued under the private placement, and returned all cash collected under the equity sale.

As a condition of the Settlement and Mutual Release Agreement, which the Company and several shareholders entered into with the officer-stockholder, the officer-stockholder returned 2,700,000 (3,964,157 shares when consideration is given to the exchange conducted as part of the reverse merger), of his founding shares during the year ended December 31, 2002,. These shares were valued at their original issuance cost of $.001 in the accompanying financial statements, as the transaction in effect was a revocation of the original issuance.

8.       INCOME TAXES

The Company recognizes deferred income taxes for the differences between financial accounting and tax bases of assets and liabilities. The Company has elected to account for its income and expenses on a cash basis for income tax purposes. Income taxes for the years ended December 31, 2003 and 2002 consisted of the following:

                                              2003             2002
                                         -------------- -----------------
Current tax (benefit) provision          $    (816,290) $     (2,526,000)
Deferred tax (benefit) provision               816,290         2,526,000
                                         -------------- -----------------
Total income tax provision               $          -0- $             -0-
                                         ============== =================

Net deferred income tax assets of $6,393,000 are fully offset by an equal valuation allowance. The valuation allowance was increased by $3,290,000 and $1,878,000 in the years ended December 31, 2003 and 2002 respectively. The net deferred income tax asset at December 31, 2003 is comprised of:

      Allowance for losses on advances and accounts receivable$      987,000
      Differences in liabilities related to accounts payable
      and accruals                                                 3,136,000
      Book/tax differences in stock based compensation                76,000
      Net operating loss carryforwards                             2,194,000
                                                              ---------------
      Deferred income tax asset                                    6,393,000
          Less: Valuation allowance                               (6,393,000)
                                                              ---------------
          Total deferred income tax asset                                 -0-
      Deferred income tax liability                                       -0-
                                                              ---------------
      Net deferred income tax asset                           $           -0-
                                                              ===============

Federal and state net operating loss carryforwards of $5,485,000 expire from 2020 through 2023. Due to the change in control of the Company discussed in Note 1, future utilization of the net operating losses may be restricted.

The differences between the statutory and effective tax rates are as follows for the year ended December 31, 2003:
                                                            2003
        Federal statutory rates                      $  (2,787,000)       (34)%
        State income taxes                                (492,000)        (6)%
        Valuation allowance for operating loss carry
        forwards                                         3,290,000          40%
        Other                                              (11,000)          -%
                                                     -------------- -----------
        Effective rate                               $          -0-          0%
                                                     ============== ===========


9. COMMITMENTS AND CONTINGENCIES

      Capital Lease:

The Company leases its office equipment under a capital lease as shown below.

The following is an analysis of leased property under capital leases by major classes:

Machinery and Equipment                             $33,197
Less: Accumlated Depreciation                        (5,652)

                                                    --------
                                                    $27,545
                                                    ========

The following is a schedule by ten years of future minimum lease payments under capital leases together with the present value of the minimum lease payments as of December 31, 2003:

Year Ending December 31:
2004                                                $  6,654
2005                                                   6,654
2006                                                   6,654
2007                                                   6,654
2008                                                     555
                                                    --------
Total Minimum Lease Payments                          27,171
  Less Amount REpresenting Interest                   (6,872)
Present Value of Minimum Lease Payments             $ 20,299
                                                    ========

Operating Lease:

The Company also is obligated under an operating premises lease through January 14, 2006. However, the company has the right and intent on rescinding the premises lease under bankruptcy proceedings of Chapter 11 of the Federal Bankruptcy Code and moving their offices to Las Vegas, Nevada by the end of 2004. Rent expense under the premises leases was $ 143,088 and $61,115 for the years ended December 31, 2003 and 2002. During 2003 the Company subleased part of it premises for $30,000.

Certain of the Company's officers have personally guaranteed the operating lease.

Contingencies:

The Company is defendant in several matters in litigation, many of which are in the normal course of business, including litigation for refunds of funds invested. The Company believes these suits are without merit and intends to defend these litigations in court of law.

The Company is involved in a suit for breach of contract, fraud, conspiracy and defamation. The claimants allege that there was a finder's fee agreement between them and the founding officers/shareholders for the Company. The Company's position is that there was a negotiated agreement with the claimants. The claimants allege damages of $16 million. The hearing is scheduled for May 26, 2004.

The Company believes that all alleged claims must be settled through the bankruptcy court. Any disputed claims will be settled prior to plan confirmation.


10.     NET LOSS PER SHARE

Net loss per share is calculated using the weighted average number of shares of common stock outstanding during the year. Warrants and options to purchase 2,400,500 common shares were not considered in the calculation for diluted earnings per share for the years ended December 31, 2003, because the effect of their inclusion would be antidilutive.

                                          -------------- ------------- ---------
                                                                         Per
                                          Income (Loss)     Shares      share
                                          -------------- ------------- ---------
        Net (Loss) Income                 $(8,197,244)
        Preferred stock dividends              (-0-)

        Basic Earnings Per Share

        Loss available to common
        stockholders                      $(8,197,244)    8,914,770    $  (0.92)

        Effect of dilutive securities          N/A


        Diluted Earnings Per Share             N/A        8,914,770    $  (0.92)

11.     CONCENTRATION OF CREDIT RISK

The Company maintains cash balances at banks in California. Accounts are insured by the Federal Deposit Insurance Corporation up to $100,000. At times, the Company's cash balances may exceed insured limits. However, December 31, 2003, none of the Company's deposits exceeded insured limits.

Financial instruments that potentially subject the Company to concentrations of credit risk are primarily contingent advances and trade accounts receivable. The trade accounts receivable are due primarily from customers concentrated in California.

The Company's contingent advances are generally due from clients when the litigating case in question is settled favorably. Substantially all cases are being tried by lawyers in the state of California. Monies invested by the Company plus fees become part of the Companies accounts receivable and are due at that time less any settlement discount. The contingent advances balance at December 31, 2003 is comprised of numerous debtors. However, one debtor represents approximately 50% of the total balance at December 31, 2003. No other single note or debtor comprises greater than 10% of the total balance at December 31, 2003.

2.      STOCK BASED COMPENSATION

The Company issues stock options from time to time to executives, key employees and members of the Board of Directors. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," and continues to account for stock based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Accordingly, no compensation cost has been recognized for the stock options granted to employees. Had compensation cost for the Company's stock options been determined based on the fair value at the grant date for awards in 2003 and 2002, consistent with the provisions of SFAS No. 123, the Company's net (income) loss and loss per share would have been increased to the pro forma amounts indicated below:

                                                  2003             2002
                                                  ----             ----
Net income (loss) - as reported                 $(8,197,244)     $(7,443,002)
Net income (loss) - pro forma                   $(8,212,261)     $(7,426,002)
Loss per share - as reported                         $(0.92)          $(0.98)
Loss per share - pro forma                           $(0.92)          $(0.98)

The fair value of each option grant is estimated on the date of grant using the minimum value method. The minimum value method was used because the Company's stock did not trade during the year ended December 31, 2003. The following assumptions were used in imputing value for options granted in year ended December 31, 2003:
                                  2003
                                  ----
Dividend yield                    None
Volatility                         N/A
Risk free interest rate          3.00%
Expected asset life            3 years
Fair value of stock            $  0.10

The Company does not maintain a formal stock option plan. The Company granted 1,477,500 options to certain key employees during the year ended December 31, 2003. These options all vest immediately. The options granted in the year ended December 31, 2003, are exercisable at $0.01 to $1.00 per share. The options expire three to four years from date of grant. The summary of activity for the Company's stock options is presented below:
                                                                       Weighted
                                                                       Average
                                                                       Exercise
                                                         2003           Price
                                                      ----------     -----------
    Options outstanding at beginning of year              47,000     $      6.33
    Granted                                            1,477,500     $      0.36
    Exercised                                             - 0 -
    Terminated/Expired                                    - 0 -
    Options outstanding at end of year                 1,524,500     $      0.54
    Options exercisable at end of year                 1,524,500     $      0.54
    Options available for grant at end of year               N/A             N/A

    Price per share of options outstanding           $0.01-$1.00

    Weighted average remaining contractual lives
                                                      2.83 years

    Weighted Average fair value of options granted
    during the year                                        $0.01


13. SUBSEQUENT EVENTS

            As described above, LitFunding Corp was placed into a Protective Chapter 11 proceeding effective November 19, 2003. The costs of litigating the merits of the involuntary Petition, and the financial impact of the pending involuntary proceeding, so damaged both the LitFunding Corp and California LitFunding that it ultimately became necessary for both companies to enter into Chapter 11. Accordingly, California LitFunding entered into a Chapter 11 proceeding on January 26, 2004.

           In February of 2004, this litigation was settled. The settlement reached by and among the Company and the petitioning creditors has been incorporated into a reorganization plan scheduled for a confirmation hearing on May 26, 2004. Pursuant to the Settlement Agreement entered into by and between the Company and the IEP petitioning creditors, each and every claim held by the IEP petitioning creditors has been fixed in the Plan. The totality of all claims held by the IEP petitioning creditors has been incorporated into the Plan Note. The Plan Note will have an opening balance of $26,111,763.00 as of May 1, 2004.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with our accountants, Epstein, Weber & Conover, PLC, since engaging that firm that are required to be disclosed pursuant to Item 304 of Regulation S-B. During 2004, we changed our auditor from Kabani and Company, Inc., CPA ("Kabani"). On March 26, 2004, we dismissed our independent auditors Kabani effective as of that date. Kabani served as our independent auditors' for our fiscal years ended December 31, 2002, and through the date of its dismissal. Kabani & Company, Inc.'s report on our financial statements for the year ended December 31, 2002 does not contain an adverse opinion or disclaimer of opinion or was qualified as to audit scope or accounting principles however, it was modified to include an explanatory paragraph wherein they expressed substantial doubt about our ability to continue as a going concern. Kabani did not issue reports on our financial statements for the fiscal year ended December 31, 2001.

LEGAL MATTERS
-------------

The validity of the issuance of the shares of common stock offered by us has been passed upon by Abrams Garfinkel Margolis Bergson LLP, located in Newport Beach, California.

EXPERTS
-------

EXPERTS. The Financial Statements as of December 31, 2003, included in this Registration Statement were audited by Epstein, Weber & Conover, PLC located in Scottsdale, AZ.

NO INTEREST OF NAMED EXPERTS AND COUNSEL. We have not hired any expert or counsel on a contingent basis in regard to the preparation of this Memorandum or any exhibits thereto.

ADDITIONAL INFORMATION
----------------------

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS
------------------------------------------------

INDEMNIFICATION OF DIRECTORS AND OFFICERS
-----------------------------------------

GENERAL. Our officers and directors are accountable to us as fiduciaries and are required to exercise good faith and integrity in managing our affairs and policies. Subject to the limitations provided herein, each investor, or his or her duly authorized representative may inspect our books and records at any time during normal business hours. An investor may be able to bring a class action on behalf of him or her and all other similarly situated investors who have suffered losses in connection with the purchase of the Debentures due to a breach of fiduciary duty by one of our officer or director and may be able to recover such losses from us.

INDEMNIFICATION. Indemnification may be permitted by a company to directors, officers or controlling persons pursuant to the Nevada Corporations Code and our By-laws. Indemnification may include expenses, such as attorney's fees, and, in certain circumstances, judgments, fines and settlement amounts actually paid or incurred in connection with actual or threatened actions, suits or proceedings involving such person and arising from his or her relationship with us except in certain circumstances where a person is adjudged to be guilty of gross negligence or willful misconduct unless a court determines that such indemnification is fair and reasonable under the circumstances.

Our Articles of Incorporation provides, among other things, that our officers or directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or director, except for liability

     o for any breach of such director's duty of loyalty to us or our security holders;
     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or
     o for any transaction from which such officer or director derived any improper personal benefit.

Accordingly, our officers or directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO OUR DIRECTORS, OFFICERS AND CONTROLLING PERSONS PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, WE HAVE BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
-------------------------------------------

We will pay all expenses in connection with the registration and sale of our common stock. The estimated expenses of issuance and distribution are set forth below.

======================================== ==================== ===============
Registration Fees                        Approximately               $193.03
---------------------------------------- -------------------- ---------------
Transfer Agent Fees                      Approximately               $650.00
---------------------------------------- -------------------- ---------------
Costs of Printing and Engraving          Approximately               $500.00
---------------------------------------- -------------------- ---------------
Legal Fees                               Approximately            $10,000.00
---------------------------------------- -------------------- ---------------
Accounting Fees                          Approximately             $5,000.00
======================================== ==================== ===============


RECENT SALES OF UNREGISTERED SECURITIES
---------------------------------------

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In July 2004, in accordance with the Plan of Reorganization, we issued approximately 401,792 common shares to some general creditors. These shares were issued pursuant to and under the Plan of Reorganization as ordered by the Federal Bankruptcy Court and as such were issued under an exemption from registration and were not registered. They are however, freely tradable. We did not receive any proceeds from the issuance of these shares, however, these shares were issued in lieu of repaying our creditors in cash.

In October 2004, we issued 100,000 shares to a consultant for services rendered to us; 25,000 shares to an employee in lieu of compensation; and 50,000 shares to another consultant for services. We also issued 37,385 shares to our former auditor, Kabani, pursuant to a promissory note for payment following our bankruptcy proceedings.

In December 2004, we issued an additional 50,000 shares to our former auditor, Kabani, pursuant to an agreement for payment. In December 2004, we issued an additional 2,730 shares to a creditor pursuant to and under the Plan of Reorganization as ordered by the Federal Bankruptcy Court; those shares were issued under an exemption from registration and were not registered. They are however, freely tradable. We did not receive any proceeds from the issuance of these shares since these shares were issued in lieu of repaying this creditor in cash.

In December 2004, we issued 250,000 warrants to a consultant in lieu of a cash or stock bonus owed.

In December 2004, we issued 100,000 shares to an accredited investor for $1,000. The proceeds were used for working capital. We had originally agreed to issue this investor 400,000 shares, and arranged to have the certificate issued, however, renegotiated the transaction to reduce the number of shares issued to 100,000. Therefore the original certificate for 400,000 shares was cancelled prior to tendering to that investor.

EXHIBITS
--------

Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

EXHIBIT NO.
-----------

1. Underwriting Agreement (not applicable) 3.1 Articles of Incorporation*
3.1.1  Certificate of Amendment to Articles of Incorporation*
3.2 Bylaws*
5.  Executed Opinion Re: Legality
8.  Opinion Re: Tax Matters (not applicable)
11. Statement Re: Computation of Per Share Earnings**
15. Letter on unaudited interim financial information (not applicable)
21  Subsidiaries
23.1 Consent of Auditors
23.2 Consent of Counsel***

* Included in Registration Statement on Form SB-2 filed on June 19, 2001, as amended ** Included in Financial Statements
*** Included in Exhibit 5

UNDERTAKINGS
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by Section 10(a)
                          (3) of the Securities Act of 1933;

                 (ii) To specify in the prospectus any facts or events arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Las Vegas, State of Nevada, on December 30, 2004.

LitFunding Corp.,
a Nevada corporation


/s/ Morton Reed
--------------------------------------------
Morton Reed
principal executive officer, president, director


/s/ David Cohen
--------------------------------------------
David Cohen
principal financial officer, treasurer
secretary

/s/ Stanley Weiner
--------------------------------------------
Stanley Weiner
Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:



/s/ Andrew Scherr                                      December 30, 2004
--------------------------------------------
Andrew Scherr
Director


/s/ David Wallace                                      December 30, 2004
--------------------------------------------
David Wallace
Director


/s/ Howard Appel                                       December 30, 2004
--------------------------------------------
Howard Appel
Director